SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 30, 2001



                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          Maryland                   001-15319               04-3445278
(State or other jurisdiction        (Commission           (I.R.S. employer
     of incorporation)              file number)       identification number)




    400 Centre Street, Newton, Massachusetts                   02458
    (Address of principal executive offices)                 (Zip code)




        Registrant's telephone number, including area code: 617-796-8350

Item 2.  Acquisition or Disposition of Assets

         Senior Housing Properties Trust, with certain of its wholly-owned subsidiaries (collectively, the "Company"), closed their separate bankruptcy
settlement   transactions  with  Mariner  Post-Acute  Network,   Inc.  and  its
subsidiaries (collectively, "Mariner") and with Integrated Health Services, Inc. and its subsidiaries (collectively, "IHS"). The Mariner settlement transaction was preliminarily approved by the bankruptcy court in Mariner's Chapter 11 proceeding on May 10, 2000 and finally approved on June 29, 2000, and was closed on July 5, 2000. The IHS settlement transaction was approved by the bankruptcy court in IHS's Chapter 11 proceeding on July 7, 2000, and was closed on July 13, 2000. The full implementation of each of these transactions, however, requires receipt by the Company of healthcare licenses and provider agreements permitting the Company to operate the affected facilities and to receive payment for services from the State and Federal governments.

         As a result of the Mariner settlement transaction, all of the leases between the Company and Mariner were terminated, affecting 26 nursing facilities. The Company transferred five of these properties to Mariner to be operated by Mariner for its own account. Four of the properties had been sublet by Mariner to an unaffiliated third party. These subtenants will continue to occupy and operate these properties under their respective subleases. Subject to receipt of necessary healthcare licenses, the remaining 17 properties will be operated for the account of the Company. In addition, the Company retained for its own account $15 million of cash, 1,000,000 shares of common shares of beneficial interest, $0.01 par value, of HRPT Properties Trust and 100,000 common shares of beneficial interest, $0.01 par value, of the Company, which had previously been pledged to the Company to secure Mariner's lease obligations and related guarantees.

         The IHS settlement transaction affected 27 nursing facilities owned by the Company and originally leased to, or for the account of, IHS, and 12 nursing facilities originally owned by IHS and mortgaged to the Company. The leases for 22 of the nursing facilities leased to, or for the account of, IHS were terminated. IHS relinquished its right to operate four nursing facilities located in Massachusetts that it had operated under leases from the Company. HEALTHSOUTH Corporation has guaranteed the obligations under these leases. One of the leased facilities, located in Canonsburg, Pennsylvania, will continue to be leased by IHS from the Company pursuant to an amended lease agreement between IHS and the Company. IHS conveyed to the Company title to 11 of the 12 nursing facilities that it had mortgaged to the Company. The Company released its mortgage on the remaining mortgaged facility, located in Slidell, Louisiana. Subject to receipt of necessary healthcare licenses, the 22 nursing facilities previously leased to, or for the account of IHS and the 11 nursing facilities previously subject to mortgages with the Company will be operated for the account of the Company. In addition, IHS conveyed title to six skilled nursing facilities located in Nebraska, a skilled nursing facility and an intermediate care facility located in Iowa and property located in Aurora, Nebraska to the Company. IHS also conveyed to the Company title to a skilled nursing facility located in North Andover, Massachusetts, together with IHS' interest as landlord of the North Andover property under a lease with a subsidiary of HEALTHSOUTH Corporation, as tenant. IHS also paid the Company a total of approximately $3 million for its use and occupancy of the Company leased and mortgaged properties and other claims arising from February 2, 2000, the date of the IHS bankruptcy filing, until June 30, 2000.

         The Company released Mariner and IHS from their obligations under all existing leases, management agreements and mortgage documents, including unpaid rent and interest, the principal amounts of the mortgage loans secured by the mortgaged properties and liquidated damages payable under the leases. In addition, the Company released Mariner and IHS from all claims by the Company and Mariner and IHS in turn released the Company from all claims by them, to the extent such claims arose out of an event or condition that occurred or was in existence prior to the closing of the settlement transactions.

         The Company assumed operating responsibility for 17 Mariner facilities and 41 IHS facilities effective July 1, 2000, pending final regulatory approvals, which are required in the healthcare industry. The Company entered into management arrangements with Five Star Quality Care, Inc. ("Five Star"), an affiliate of the Company, pursuant to which Five Star will manage the properties for the Company following relicensing. Mariner and IHS agreed with the Company and Five Star to perform management/transition services for a period of up to five months with respect to the nursing facilities formerly operated by them, at no additional cost to the Company. At September 30, 2000, all approvals had not yet been received. Since such approvals were not received, the Company reported the net income from these facilities as Other Real Estate Income in the Consolidated Statement of Income for the three months ended September 30, 2000. The capital invested in these operations by the Company has been included on the Company's balance sheet as Net Investment in Facilities Operations at September 30, 2000.

         As reported in its Current Report on Form 8-K dated November 15, 2000, on October 31, 2000, the Company completed the sale of four independent living properties for $123 million cash consideration to a designee of Brookdale Living Communities, Inc. ("Brookdale"), the parent of the lessees of these properties, in a negotiated arms-length transaction. The four properties contain 829 independent living units and are located in Chicago, Illinois, Rochester, New York, East Mesa, Arizona and Spokane, Washington.

         On January 30, 2001 the Company obtained licensure for 15 facilities, with an effective date of January 1, 2001, bringing the total number of facilities licensed to the Company to 49. The Company expects licenses for two facilities to be issued to the Company with an effective date of February 1, 2001. The applications for the remaining seven facilities are still under review. As of January 1, 2001, the Company has obtained licensure for a substantial majority of the facilities and views the acquisition to be substantially complete.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements

                  (1)      Forty-two Facilities Acquired by Senior Housing Properties Trust from
                           Integrated Health Services, Inc.

                           Independent Auditors' Report.....................................................F-1
                           Combined Financial Statements:
                              Combined Balance Sheets at September 30, 2000 and
                                 December 31, 1999 and 1998.................................................F-2
                              Combined Statements of Operations for the nine months
                                 ended September 30, 2000 and the years ended
                                 December 31, 1999 and 1998.................................................F-3
                              Combined Statements of Changes in Net Equity of Parent
                                 Company for the nine months ended September 30,
                                 2000 and the years ended December 31, 1999 and 1998........................F-4
                              Combined Statements of Cash Flows for the nine months
                                 ended September 30, 2000 and the years ended
                                 December 31, 1999 and 1998.................................................F-5
                           Notes to Combined Financial Statements...........................................F-6

                  (2)      Certain Mariner Post-Acute Network Facilities (Operated by
                           AMS Properties, Inc. and GCI Heath Care Centers, Inc.)

                           Report of Independent Auditors...................................................F-19
                           Combined Financial Statements
                               Combined Balance Sheets......................................................F-20
                               Combined Statements of Operations............................................F-21
                               Combined Statements of Divisional Equity (Deficit)...........................F-22
                               Combined Statements of Cash Flows............................................F-23
                           Notes to Combined Financial Statements...........................................F-24

                  (3)      Certain Mariner Post-Acute Network Facilities (Operated by
                           AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                           (Debtor in Possession as of January 18, 2000)


                           Unaudited Combined Financial Statements
                               Combined Balance Sheet.......................................................F-45

                                      -3-

                               Combined Statements of Operations............................................F-46
                               Combined Statements of Divisional Equity (Deficit)...........................F-47
                               Combined Statements of Cash Flows............................................F-48
                           Notes to Combined Financial Statements...........................................F-49


                  (4)      Senior Housing Properties Trust Unaudited Pro Forma
                           Condensed Consoldiated Financial Statements
                               Background...................................................................F-57
                               Unaudited Pro Forma Condensed Balance Sheet at September 30, 2000............F-59
                               Unaudited Pro Forma Condensed Statement of Income for Nine Months
                                   Ended September 30, 2000.................................................F-60
                               Unaudited Pro Forma Condensed Statement of Income for the Year
                                   Ended December 31, 1999..................................................F-61
                               Balance Sheet Adjustments....................................................F-62


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SENIOR HOUSING PROPERTIES TRUST


                                    By: /s/ David J. Hegarty
                                        David J. Hegarty
                                        President, Chief Operating Officer and
                                           Acting Chief Financial Officer

Date:  February 12, 2001

                          Independent Auditors' Report


The Board of Directors
Senior Housing Properties Trust:


We have audited the accompanying combined balance sheets of the Forty-two facilities acquired by Senior Housing Properties Trust from Integrated Health Services, Inc. (Acquired Facilities) as described in note 1 as of September 30, 2000 and December 31, 1999 and 1998 and the related statements of operations, changes in net equity of parent company and cash flows for the periods then ended. These financial statements are the responsibility of the Acquired facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Acquired facilities as of September 30, 2000 and December 31, 1999 and 1998 and the results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ KPMG LLP


February 5, 2001


                                   FORTY-TWO FACILITIES ACQUIRED BY
                                 SENIOR HOUSING PROPERTIES TRUST FROM
                                   INTEGRATED HEALTH SERVICES, INC.

                                   Combined Balance Sheets (Note 1)


                                        (Dollars in thousands)



                                                                                   December 31,
                                                            September 30,    ------------------------
                                                               2000            1999            1998
                                                           --------------    --------        --------

                         Assets

Current assets:
    Cash and cash equivalents                                  $ 3,589          1,684          2,319
    Patient accounts and third-party payor
       settlements receivable (note 3)                          26,119         22,624         30,164
    Other current assets                                           130          2,657          2,597
                                                               -------        -------        -------
             Total current assets                               29,838         26,965         35,080

Property, plant and equipment (note 4)                              65         16,199         55,045
Intangible assets, net (note 5)                                     --         18,110        100,428
                                                               -------        -------        -------
                                                               $29,903         61,274        190,553
                                                               =======        =======        =======

      Liabilities and Net Equity of Parent Company

Current liabilities:
    Accounts payable and accrued expenses (note 6)             $11,181         12,891         16,713
    Current maturities of long-term debt (note 7)                   --            273            242
                                                               -------        -------        -------
             Total current liabilities                          11,181         13,164         16,955

Deferred income taxes (note 10)                                     --             --          8,822
Long-term debt, less current maturities (note 7)                    --         17,500         17,751
Due to Senior Housing Properties Trust (note 8)                  4,050             --             --
Commitments and contingencies (notes 11 and 13)

Net equity of Parent Company                                    14,672         30,610        147,025
                                                               -------        -------        -------
                                                               $29,903         61,274        190,553
                                                               =======        =======        =======


See accompanying notes to financial statements.


                                     FORTY-TWO FACILITIES ACQUIRED BY
                                   SENIOR HOUSING PROPERTIES TRUST FROM
                                     INTEGRATED HEALTH SERVICES, INC.

                                Combined Statements of Operations (Note 1)

                                          (Dollars in thousands)




                                                               Nine months            Years ended
                                                                 ended                December 31,
                                                              September 30,     -------------------------
                                                                  2000            1999             1998
                                                              -------------     ---------       ---------

Total patient service revenues                                  $  98,975         130,333         140,116
                                                                ---------       ---------       ---------

Costs and expenses:
    Operating expenses                                             94,309         124,732         131,728
    Depreciation and amortization                                     878           4,265           5,043
    Rent (note 9)                                                   6,915          13,191          13,810
    Interest, net                                                   2,053           3,899           3,865
    Loss on impairment of long-lived assets (note 12)                  --         120,007              --
    Loss on settlement (note 1)                                    16,670              --              --
                                                                ---------       ---------       ---------
             Total costs and expenses                             120,825         266,094         154,446
                                                                ---------       ---------       ---------
             Loss before income taxes                             (21,850)       (135,761)        (14,330)

Federal and state income taxes (benefit) (note 10)                     --          (8,822)          2,853
                                                                ---------       ---------       ---------
             Net loss                                           $ (21,850)       (126,939)        (17,183)
                                                                =========       =========       =========


See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

     Combined Statements of Changes in Net Equity of Parent Company (Note 1)

                    Nine months ended September 30, 2000 and
                     Years ended December 31, 1999 and 1998

                             (Dollars in thousands)


Balance at December 31, 1997                                          $ 139,153

Net contributions from Parent                                            25,055
Net loss                                                                (17,183)
                                                                      ---------
Balance at December 31, 1998                                            147,025

Net contributions from Parent                                            10,524
Net loss                                                               (126,939)
                                                                      ---------
Balance at December 31, 1999                                             30,610

Net contributions from Parent                                             5,912
Net loss                                                                (21,850)
                                                                      ---------
Balance at September 30, 2000                                         $  14,672
                                                                      =========


See accompanying notes to financial statements.


                                       FORTY-TWO FACILITIES ACQUIRED BY
                                     SENIOR HOUSING PROPERTIES TRUST FROM
                                       INTEGRATED HEALTH SERVICES, INC.

                                  Combined Statements of Cash Flows (Note 1)


                                            (Dollars in thousands)




                                                                Nine months               Years ended
                                                                  ended                   December 31,
                                                               September 30,      --------------------------
                                                                   2000              1999             1998
                                                               -------------       --------         --------

Cash flows from operating activities:
    Net loss                                                     $(21,850)         (126,939)        (17,183)
    Adjustments to reconcile net loss to net cash used by
       operating activities:
          Loss on impairment of long-lived assets                      --           120,007              --
          Loss on settlement                                       16,670                --              --
          Deferred income taxes                                        --            (8,822)          2,853
          Depreciation and amortization                               878             4,265           5,043
          Decrease (increase) in patient accounts and
             third-party payor settlements receivable              (3,495)            7,540          (8,058)
          Increase (decrease) in other current assets               2,527               (60)         (1,336)
          Increase (decrease) in accounts payable                  (1,710)           (3,822)          5,066
                                                                 --------          --------        --------
             Net cash used by operating activities                 (6,980)           (7,831)        (13,615)
                                                                 --------          --------        --------

Cash flows from investing activities:
    Purchases of property, plant and equipment                       (940)           (3,108)        (10,338)
                                                                 --------          --------        --------
             Net cash used by investing activities                   (940)           (3,108)        (10,338)
                                                                 --------          --------        --------

Cash flows from financing activities:
    Repayments of long-term debt                                     (137)             (220)           (193)
    Net contributions from parent company                           5,912            10,524          25,055
    Advances from Senior Housing Properties Trust                   4,050                --              --
                                                                 --------          --------        --------
             Net cash provided by financing activities              9,825            10,304          24,862
                                                                 --------          --------        --------
             Increase (decrease) in cash and
                cash equivalents                                    1,905              (635)            909

Cash and cash equivalents, beginning of period                      1,684             2,319           1,410
                                                                 --------          --------        --------
Cash and cash equivalents, end of period                         $  3,589             1,684           2,319
                                                                 ========          ========        ========


See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



(1)    Background and Basis of Presentation

       Prior to July 7, 2000, Integrated Health Services, Inc. (IHS or the Parent Company), through its wholly owned subsidiaries, operated various skilled nursing facilities with respect to which Senior Housing Properties Trust (SNH) was owner/lessor or first mortgage lender. In January 2000, IHS ceased making rent and interest payments on these obligations and subsequently filed for bankruptcy in February 2000.

       On July 7, 2000, effective as of July 1, 2000, the Bankruptcy Court approved a settlement agreement whereby IHS' lease and mortgage obligations to SNH were cancelled and IHS conveyed nine nursing homes and one parcel of non-operating real property to SNH. As a result, SNH has obtained the operations of 42 facilities previously operated by IHS (the Acquired Facilities). IHS managed the Acquired Facilities under a management agreement with SNH for the period from July 1, 2000 to September 30, 2000.

       The Acquired Facilities financial statements are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses.

       The combined financial statements of the Acquired Facilities reflect the historical accounts of the skilled nursing facilities, including allocations of general and administrative expenses from the IHS corporate office to the individual facilities. Such corporate office allocations, calculated as a percentage of revenue, are based on determinations that management believes to be reasonable. However, IHS has operated certain other businesses and has provided certain services to the Acquired Facilities, including financial, legal, accounting, human resources and information systems services. Accordingly, expense allocations to the Company may not be representative of costs of such services to be incurred in the future (see note 11).

       The financial statements for periods prior to July 1, 2000 represent the financial position and results of operations of the Acquired Facilities as reflected in the accounts of IHS' subsidiaries. Such subsidiaries leased 19 facilities from SNH, owned 11 facilities with respect to which SNH was mortgagee and owned, leased or managed twelve other facilities not previously affiliated with SNH.

       The  financial  statements  for the  period  subsequent  to July 1,  2000 represent the financial position and results of operations of the Acquired Facilities as described above and give effect to the terms of the aforementioned settlement agreement. Accordingly, as of July 1, 2000, the accounts of the IHS subsidiaries no longer include the property, plant and equipment and intangible assets of the facilities conveyed to SNH, related mortgage debt, facility rent, mortgage interest and depreciation and amortization of such facilities.


                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



       The operating results of the Acquired Facilities for the six-month period ended June 30, 2000 and the three-month period ended September 30, 2000 are summarized below:

                                                       Six months    Three months      Nine months
                                                         ended         ended             ended
                                                        June 30,     September 30,    September 30,
                                                          2000          2000              2000
                                                        --------     -------------    ------------

Total patient service revenues                          $ 65,195          33,780          98,975
                                                        --------        --------        --------

Costs and expenses:
     Operating expenses                                   63,865          30,444          94,309
     Depreciation and amortization                           876               2             878
     Rent (note 7)                                         6,323             592           6,915
     Interest, net                                         2,053              --           2,053
     Loss on settlement                                       --          16,670          16,670
                                                        --------        --------        --------
                Total costs and expenses                  73,117          47,708         120,825
                                                        --------        --------        --------
                Income (loss) before income taxes         (7,922)        (13,928)        (21,850)

Federal and state income taxes (benefit)
     (note 7)                                                 --              --              --
                                                        --------        --------        --------
                Net loss                                $ (7,922)        (13,928)        (21,850)
                                                        ========        ========        ========

(2)    Summary of Significant Accounting Policies

       (a)    Revenues

              Revenues, primarily patient services revenues related to room and board charges, ancillary charges and revenues of pharmacy, rehabilitation and similar service operations, are recorded at established rates and adjusted for differences between such rates and estimated amounts reimbursable by third-party payors. As of January 1, 1999, Medicare revenue is recognized pursuant to the Prospective Payment System (PPS). Under PPS, per diem federal rates were established for urban and rural areas. Rates are case-mix adjusted using Resource Utilization Groups. PPS is implemented over a three-year transition period that blends a facility-specific payment rate with the federal case-mix adjusted rate.

              Estimated settlements under third-party payor retrospective rate setting programs (primarily Medicare for periods prior to January 1, 1999 and Medicaid) are accrued in the period that related services are rendered. Settlements receivable and related revenues under such programs are based on annual cost reports prepared in accordance with federal and state regulations, which reports are subject to audit and retroactive adjustment. In the opinion of management, adequate provision has been made therefore, such adjustments in determining final settlements will not have a material effect on financial position or results of operations.

                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



       (b)    Cash and Cash Equivalents

              Cash equivalents consist of highly liquid debt instruments with original maturities of three months or less.

       (c)    Depreciation and Amortization

              Property, plant and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, generally 25 years for land improvements, 10 years for equipment, 40 years for buildings and the term of the lease for costs of leasehold interests and improvements.

       (d)    Intangible Assets

              Prior to the fourth quarter of 1999, intangible assets of businesses acquired (primarily goodwill) were amortized by the straight-line method primarily over 40 years, the period over which such costs were estimated to be recoverable through operating cash flows. As discussed in note 12, management of IHS continued to evaluate the impact of the 1997 Balanced Budget Act
              (BBA),  particularly the impact of the prospective  payment system
              (PPS), upon future operating results of the facilities. Utilizing IHS' experience with PPS since January 1, 1999, Management performed a preliminary analysis of such impact in the third quarter of 1999 and a more comprehensive analysis at December 31, 1999. PPS has had a dramatic negative impact on the operating results and financial condition of the Acquired Facilities. The PPS system has significantly reduced the revenues, cash flow and liquidity of the Acquired Facilities and the long-term care industry in 1999. As a result of the negative impact of the provisions of PPS, Management changed the estimated life of its goodwill to 20 years. This change has been treated as a change in accounting estimate and is being recognized prospectively beginning October 1, 1999.

       (e)    Impairment of Long-lived Assets

              Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of long-lived assets. If there is an indication that the carrying value of an asset is not recoverable, Management estimates the projected undiscounted cash flows of the related individual facilities (the lowest level for which there are identifiable cash flows independent of other groups of assets) to determine if an impairment loss should be recognized. The amount of impairment loss is determined by comparing the historical carrying value of the asset to its estimated fair value. Estimated fair value is determined through an evaluation of recent financial performance and projected discounted cash flows of facilities using standard industry valuation techniques. In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets. If estimates are changed, the carrying value of affected assets is allocated over the remaining lives. Management performed such an analysis at December 31, 1999 (see notes 1 (d) and 12).

                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



       (f)    Income Taxes

              The Acquired Facilities are included in the Parent Company's consolidated federal income tax return. The income taxes reported in the Acquired Facilities financial statements are an allocation of income taxes calculated as if the Acquired Facilities were a separate taxpayer, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes.

              Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the related tax bases of assets and liabilities as required by SFAS No. 109. Such tax effects are measured by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse, and any change in tax rates will be recognized in the period that includes the date of enactment.

       (g)    Net Equity of Parent Company

              The Parent Company transfers excess cash from and makes working capital advances and corporate allocations to the Acquired Facilities. These advances include amounts to fund cash shortfalls, capital expenditures, advances for accounts payable and amounts paid for employee benefits and other programs administered by the Parent Company. The resulting net balance of the aforementioned transactions plus the Parent Company's initial investment in the Acquired Facilities and the cumulative deficit of the Acquired Facilities is classified as Net Equity of Parent Company in the accompanying balance sheet.

       (h)    Business and Credit Concentrations

              The Acquired Facilities' patient services are provided through 42 facilities located in 10 states throughout the United States. The Acquired Facilities generally do not require collateral or other security in extending credit to patients; however, the Acquired
              Facilities routinely obtain assignments of (or are otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g., Medicare, Medicaid, commercial insurance and managed care organizations) (see note 3).

       (i)    Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (j)    Reclassification

              Certain amounts presented in 1998 have been reclassified to conform with the presentation for 1999.

                                                                     (Continued)
                                       F-9

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



(3)    Patient Accounts and Third-Party Payor Settlements Receivable

       Patient accounts and third-party payor settlements receivable consist of the following:
                                                          December 31,
                                    September 30,     --------------------
                                        2000            1999         1998
                                      ---------       --------    --------

Patient accounts                      $ 25,518          19,396      24,730
Third-party payor settlements           13,147          12,194      12,450
                                      --------        --------    --------
                                        38,665          31,590      37,180

Allowance for doubtful accounts and
    contractual adjustments            (12,546)         (8,966)     (7,016)
                                      --------        --------    --------
                                      $ 26,119          22,624      30,164
                                      ========        ========    ========


       Patient accounts receivable and third party payor settlements receivable from the Federal government (Medicare) were approximately $10,651, $10,757 and $15,591 at September 30, 2000 and December 31, 1999 and 1998,
       respectively. Amounts receivable from various states (Medicaid) were approximately $11,147, $16,189 and $15,647 at September 30, 2000 and December 31, 1999 and 1998, respectively.


(4)    Property, Plant and Equipment

       Property, plant and equipment are summarized as follows:

                                                                             December 31,
                                                     September 30,     -----------------------
                                                        2000             1999           1998
                                                     ------------      -------         -------

Land and improvements                                  $    --           6,306           6,306
Buildings and improvements                                  --           3,104          38,736
Leasehold interests and improvements                        --           2,637           3,873
Equipment                                                   67           7,134           9,366
                                                       -------         -------         -------
                                                            67          19,181          58,281

Less accumulated depreciation and amortization               2           2,982           3,236
                                                       -------         -------         -------
            Net property, plant and equipment          $    65          16,199          55,045
                                                       =======         =======         =======



                                                                     (Continued)
                                       F-10

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)




(5)    Intangible Assets

       Intangible assets are summarized as follows:

                                                                          December 31,
                                                                    -------------------------
                                                                       1999         1998
                                                                    -----------  ------------

Intangible assets of businesses acquired, primarily goodwill          $ 23,287      103,663
Less accumulated amortization                                           (5,177)      (3,235)
                                                                      --------     --------
                Net intangible assets                                 $ 18,110      100,428
                                                                      ========     ========


       Management regularly evaluates whether events or circumstances have occurred that would indicate an impairment in the carrying value or the life of goodwill. In accordance with SFAS No. 121, if there is an indication that the carrying value of an asset, including goodwill, is not recoverable, Management estimates the projected undiscounted cash flows, excluding interest, of the related business unit to determine if an impairment loss should be recognized. Such impairment loss is determined by comparing the carrying amount of the asset, including goodwill, to its estimated fair value. Management performs the impairment analysis at the individual facility level. See note 12 for information regarding impairment of assets in the year ended December 31, 1999.


(6)    Accounts Payable and Accrued Expenses

       Accounts payable and accrued expenses are summarized as follows:

                                                           December 31,
                                  September 30,       -----------------------
                                      2000               1999         1998
                                  -------------       ---------     ---------

Accounts payable                     $ 5,500             8,294        13,276
Accrued salaries and wages             4,137             3,468         3,101
Other accrued expenses                 1,544             1,129           336
                                     -------           -------       -------
                                     $11,181            12,891        16,713
                                     =======           =======       =======



                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)




(7)    Long-Term Debt

       Long-term debt is summarized as follows:

                                                                 December 31,
                                                             -------------------
                                                               1999       1998
                                                             --------   --------

Mortgages payable in monthly installments of $87, including
     interest at rates ranging from 10.3% to 10.86%, due
     December 2016                                            $ 8,687     8,842

Mortgages payable in monthly installments of
     $95, including interest at 11.5%, due January 2006         9,086     9,151
                                                              -------   -------
                                                               17,773    17,993

Less current maturities                                           273       242
                                                              -------   -------
                Total long-term debt, less current portion    $17,500    17,751
                                                              =======   =======


       At December 31, 1999 the aggregate maturities of long-term debt for the five years ending December 31, 2004 are as follows:

              2000                                                       $   273
              2001                                                           304
              2002                                                           339
              2003                                                           378
              2004                                                           421
              Thereafter                                                  16,058
                                                                         -------
                                                                         $17,773
                                                                         =======

(8)    Due to Senior Housing Properties Trust (SNH)

       Subsequent to July 1, 2000, SNH advanced funds to the IHS subsidiaries to pay operating expenses of the Acquired Facilities. Such advances bear no interest.


(9)    Leases

       The Acquired Facilities leased equipment under short-term operating leases having rental costs of approximately $1,117 in 2000, $1,800 in 1999 and $2,214 in 1998.


                                                                     (Continued)
                                       F-12

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



(10)   Income Taxes

       The Acquired Facilities are included in the Parent Company's consolidated federal income tax return. The allocated provision (benefit) for income taxes on loss before income taxes is summarized as follows:

                                                           December 31,
                                  September 30,       -----------------------
                                      2000               1999         1998
                                  -------------       ---------     ---------

       Current                      $    --                 --           --
       Deferred                          --             (8,822)       2,853
                                    -------            -------      -------
                                    $    --             (8,822)       2,853
                                    =======            =======      =======

       The amount computed by applying the Federal corporate tax rate of 35% in 2000, 1999 and 1998 to loss before income taxes is summarized as follows:

                                                                                  December 31,
                                                          September 30,    ----------------------
                                                              2000            1999         1998
                                                          -------------    ---------     --------

       Income tax computed at statutory rates               $(7,648)        (47,516)      (5,016)
       State income taxes, net of Federal tax benefit and
           nondeductible items                               (1,044)         (6,724)        (666)
       Jobs tax credit                                          (70)            (94)         (90)
       Valuation allowance adjustment                         8,762          45,512        8,625
                                                            -------         -------      -------
                                                            $    --          (8,822)       2,853
                                                            =======         =======      =======

       Deferred income tax liabilities (assets) at September 30, 2000 and December 31, 1999 and 1998, are summarized as follows:

                                                                                       December 31,
                                                              September 30,     -----------------------
                                                                  2000             1999         1998
                                                              -------------     ---------     ---------

       Difference in book and tax bases of intangible assets   $     --         (28,002)         2,161
       Difference in book and tax bases of fixed assets              --          (7,754)         6,661
       Allowance for doubtful accounts                           (5,018)         (3,586)        (2,806)
       Net operating loss carryforwards                         (57,627)        (13,038)        (5,729)
       Job tax credit carryovers                                   (254)           (184)           (90)
                                                               --------        --------       --------
                 Total before valuation allowance               (62,899)        (52,564)           197
                                                               --------        --------       --------
       Valuation allowance                                       62,899          52,564          8,625
                                                               --------        --------       --------
                 Net deferred tax liabilities                  $     --              --          8,822
                                                               ========        ========       ========

                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



(11)   Other Related Party Transactions

       Corporate administrative and general expenses (included in operating expenses) represent management fees for certain services, including financial, legal, accounting, human resources and information systems services provided by the Parent Company. Management fees have been provided at approximately 6% of total revenues of each facility.

       Management fees charged by the Parent Company were $2,285 in 2000, $6,254 in 1999 and $7,689 in 1998, and have been determined based on an allocation of the Parent Company's corporate general and administrative expenses. Such allocation has been made because specific identification of expenses is not practicable. Management believes that this allocation method is reasonable. However, management believes that the Acquired Facilities' corporate administrative and general expenses on a stand-alone basis may have been different had the Acquired Facilities operated as an unaffiliated entity.


(12)   Loss on Impairment of Long-Lived Assets

       During the year ended December 31, 1999, the Parent Company continued to evaluate the impact of the 1997 Balanced Budget Act (BBA), particularly the impact of the Prospective Payment System (PPS), upon the future operating results on its facilities. Utilizing the Parent Company's (including the Acquired Facilities) experience with PPS since January 1, 1999, the Parent Company performed a preliminary analysis of such impact as of September 30, 1999 and a more comprehensive analysis at December 31, 1999. PPS has had a dramatic impact on the operating results and financial condition of the Acquired Facilities. PPS has significantly reduced the revenues, cash flow and liquidity of the Acquired Facilities and others in the industry in 1999. As a result of the negative impact of the provisions of PPS, the Acquired Facilities assessed the impairment of its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121 in 1999. In accordance with SFAS No. 121, the Acquired Facilities estimated the future cash flows expected to result from those assets to be held and used.

       In estimating the future cash flows for determining whether an asset is impaired, and if expected future cash flows used in measuring assets are impaired, the Acquired Facilities grouped the assets at the lowest level for which there are identifiable cash flows independent of other groups of assets, which is at the facility level.

       After determining the facilities eligible for an impairment charge, Management determined the estimated fair value of such facilities and compared such fair value to the carrying values of the related assets. The carrying value of buildings and improvements, leasehold improvements, equipment and goodwill exceeded the fair value by $120,007; accordingly, the Acquired Facilities recognized such amount as a loss on impairment of long-lived assets during the year ended December 31, 1999.

                                                                     (Continued)
                                       F-14

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)




(13)   Certain Significant Risks and Uncertainties

       The following information is provided in accordance with the AICPA Statement of Position No. 94-6, Disclosure of Certain Significant Risks and Uncertainties.

       The Acquired Facilities and others in the healthcare business are subject to certain inherent risks, including the following:

            o Substantial dependence on revenues derived from reimbursement by the Federal Medicare and state Medicaid programs which have been drastically cut in recent years and which entail exposure to various healthcare fraud statutes;

            o Government regulations, government budgetary constraints and proposed legislative and regulatory changes; and

            o   Lawsuits alleging malpractice and related claims.

       Such inherent risks require the use of certain management estimates in the preparation of the Acquired Facilities financial statements and it is reasonably possible that a change in such estimates may occur.

       The Acquired Facilities receives payment for a significant portion of services rendered to patients from the Federal government under Medicare and from the states in which its facilities and/or services are located under Medicaid. The Acquired Facilities operations are subject to a variety of Federal, state and local legal and regulatory risks, including without limitation the federal Anti-Kickback statute and the federal Ethics in Patient Referral Act (so-called "Stark Law"), many of which apply to virtually all companies engaged in the health care services industry. The Anti-Kickback statute prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Stark Law prohibits, with limited exceptions, financial relationships between ancillary service providers and referring physicians. Other regulatory risks assumed by the Acquired Facilities and other companies engaged in the health care industry are as follows:

            o False Claims -- "Operation Restore Trust" is a major anti-fraud demonstration project of the Office of the Inspector General. The primary purpose for the project is to scrutinize the activities of healthcare providers which are reimbursed under the Medicare and Medicaid programs. False claims are prohibited pursuant to criminal and civil statutes and are punishable by imprisonment and monetary penalties.

            o Regulatory Requirement Deficiencies -- In the ordinary course of business health care facilities receive notices of deficiencies for failure to comply with various regulatory requirements. In some cases, the reviewing agency may take adverse actions against a facility, including the imposition of fines, temporary suspension of admission of new patients, suspension or decertification from participation in the Medicare and Medicaid programs and, in extreme cases, revocation of a facility's license.

            o Changes in laws and regulations -- Changes in laws and regulations could have a material adverse effect on licensure, eligibility for participation in government programs, permissable

                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)



                activities, operating costs and the levels of reimbursement from governmental and other sources.


                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)


       In response to the aforementioned regulatory risks, the Parent Company formed a Corporate Compliance Department in 1996 to help identify, prevent and deter instances of Medicare and Medicaid noncompliance. Although the Parent Company and the Acquired Facilities strive to manage these regulatory risks, there can be no assurance that federal and/or state regulatory agencies that currently have jurisdiction over matters including, without limitation, Medicare, Medicaid and other government reimbursement programs, will take the position that the Acquired Facilities business and operations are in compliance with applicable law or with the standards of such regulatory agencies.

       In some cases, violation of such applicable law or regulatory standards by the Acquired Facilities can carry significant civil and criminal penalties and can give rise to qui tam litigation. In this connection, the Acquired Facilities are a defendant in certain actions or the subject of investigations concerning alleged violations of the False Claims Act or of Medicare regulations. As a result of the Parent Company's and the Acquired Facilities financial position, various agencies of the federal government have reached a global settlement for all outstanding claims and issues related to the Parent Company's and the Acquired Facilities alleged violations of healthcare statutes and related causes of action, including prior year cost report settlements. The Parent Company has commenced global settlement negotiations with the government; however, the Parent Company is unable to assess fully the merits of the government's monetary claims at this time. In addition, as of December 31, 2000, the Parent Company is unable to determine how much of this global settlement relates to the Acquired Facilities.

       The BBA, enacted in August 1997, made numerous changes to the Medicare and Medicaid programs that are significantly affecting the Acquired Facilities. With respect to Medicare, the BBA provides, among other things, for a prospective payment system for skilled nursing facilities. As a result, in 1999 the Acquired Facilities bore the cost risk of providing care inasmuch as they receive specified reimbursement for each treatment regardless of actual cost. With respect to Medicaid, the BBA repeals the so-called Boren Amendment, which required state Medicaid programs to reimburse nursing facilities for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. As a result, states now have considerable flexibility in establishing payment rates and the Management believes many states are moving toward a prospective payment type system for skilled nursing facilities.

       The BBA mandates the establishment of a PPS for Medicare skilled nursing facility services, under which facilities are paid a fixed fee for virtually all covered services. PPS is being phased in over a four-year period, effective January 1, 1999 for the Acquired Facilities. During the first three years, payments will be based on a blend of the facility's historical costs and a pre-determined federal rate. Thereafter, the per diem rates will be based 100% on the federal cost rate. Under PPS, each patient's clinical status is evaluated and placed into a payment category. The patient's payment category dictates the amount that the provider will receive to care for the patient on a daily basis. The per diem rate covers (i) all routine inpatient costs currently paid under Medicare Part A, (ii) certain ancillary and other items and services currently covered separately under Medicare Part B on a "pass-through" basis, and (iii) certain capital costs. The Acquired Facilities ability to offer the ancillary services required by higher acuity patients, such as those in its subacute care programs to Medicare beneficiaries, in a cost-effective manner will continue to be critical to the Acquired Facilities services and will affect the profitability. To date the per diem reimbursement rates have generally been significantly less than the amount the Acquired Facilities received on a daily basis under cost based reimbursement, particularly in the case of higher acuity patients. As a result, PPS has had a material adverse impact on the Acquired Facilities results of operations and financial condition (see note 12).

                                                                     (Continued)

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                          Notes to Financial Statements

                 September 30, 2000, December 31, 1999 and 1998
                             (Dollars in thousands)




       The Acquired Facilities are also subject to malpractice and related claims, which arise in the normal course of business and which could have a significant effect on the Acquired Facilities. As a result, the Acquired Facilities maintain occurrence basis professional and general liability insurance with coverage and deductibles which management believes to be appropriate.

                         Report of Independent Auditors

To the Board of Trustees and Shareholders of Senior Housing Properties Trust:

We have audited the accompanying combined balance sheets of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.), (the "Facilities"), as defined in Note 1, as of December 31, 1999 and 1998, and the related combined statements of operations, divisional equity (deficit), and cash flows for each of the years ended December 31, 1999 and December 31, 1998, the two months ended December 31, 1997, (successor periods) and the ten months ended October 31, 1997 (predecessor period). These financial statements are the responsibility of the Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Certain Mariner Post-Acute Network Facilities, as defined in Note 1, at December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years ended December 31, 1999 and December 31, 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, in conformity with accounting principles generally accepted in the United States.


Atlanta, Georgia
August 25, 2000, except for Notes 8 and 13 as to which the dates are January 4, and January 10, 2001, respectively.


                   Certain Mariner Post-Acute Network Facilities
        (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

                              Combined Balance Sheets

                                                               December 31
                                                           1999           1998
                                                     -----------------------------
Assets
Current assets:
   Patient receivables, less allowance for
     doubtful accounts of $1,534,000 in 1999
     and $2,927,000 in 1998                           $  6,888,040    $ 14,035,981
   Other receivables                                       321,206       1,307,937
   Other current assets                                    225,669         190,412
                                                      ----------------------------
Total current assets                                     7,434,915      15,534,330

Property and equipment:
   Building improvements                                 3,562,952       7,880,591
   Furniture, fixtures and equipment                       371,111       4,711,990
                                                      ----------------------------
                                                         3,934,063      12,592,581
   Less accumulated depreciation                        (2,424,579)     (5,364,569)
                                                      ----------------------------
                                                         1,509,484       7,228,012

Goodwill, net                                            8,471,235      39,722,138
Other assets                                                17,835          17,835
                                                      ----------------------------
Total assets                                          $ 17,433,469    $ 62,502,315
                                                      ============================

Liabilities and divisional equity (deficit)
Current liabilities:
   Accounts payable and accrued expenses              $  8,863,340    $  7,390,420
   Accrued wages and related liabilities                 3,584,356       2,963,675
   Other accrued expenses                                  774,543         702,474
   Current portion of long-term debt                       918,942          49,714
   Current portion of unfavorable lease obligations
     and other non-current liabilities                   3,718,809       3,736,557
                                                      ----------------------------
Total current liabilities                               17,859,990      14,842,840

Long-term debt                                                  --         882,803
Unfavorable lease obligations and other
   non-current liabilities                              28,603,357      32,312,571
                                                      ----------------------------
Total liabilities                                       46,463,347      48,038,214

Divisional equity (deficit)                            (29,029,878)     14,464,101
                                                      ----------------------------
Total liabilities and divisional equity (deficit)     $ 17,433,469    $ 62,502,315
                                                      ============================

See accompanying notes.




                                 Certain Mariner Post-Acute Network Facilities
                     (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

                                       Combined Statements of Operations


                                                              Successor                           Predecessor
                                         --------------------------------------------------    ------------------
                                                                           For the Period         For the Period
                                                                             November 1            January 1
                                            Year ended      Year ended        through               through
                                           December 31,    December 31,     December 31,           October 31,
                                               1999            1998             1997                 1997
                                         --------------------------------------------------    ------------------
Revenues:
   Net patient revenues                  $  86,642,705    $ 105,130,582    $  17,594,234        $  89,715,657
   Other                                       302,145          355,841           60,863              458,477
                                         -----------------------------------------------        -------------
Total revenues                              86,944,850      105,486,424       17,655,097           90,174,134

Expenses:
   Salaries, wages and benefits             50,618,264       43,582,373        7,895,086           39,118,288
   Nursing, dietary and other supplies       5,592,224        4,981,785          882,073            5,059,333
   Ancillary services                        3,848,124       24,440,733        4,406,487           24,053,160
   Facility general and administrative
     costs                                   9,393,752        8,089,405        1,244,652            6,486,906
   Allocation of corporate overhead          4,347,243        5,274,321          882,755            4,508,707
   Insurance                                 4,875,744        4,267,119          775,751            3,412,237
   Rent                                      9,314,328        8,240,819        1,298,576            7,966,604
   Depreciation and amortization             2,027,209        2,885,923          476,793              924,651
   Impairment of long-lived assets          36,322,458        8,669,828               --                   --
   Provision for bad debts                   4,233,588        1,627,346          370,666            6,027,070
                                         -----------------------------------------------        -------------
Total expenses                             130,572,934      112,059,652       18,232,839           97,556,956
                                         -----------------------------------------------        -------------

Loss from operations                       (43,628,084)      (6,573,228)        (577,742)          (7,382,822)

Interest expense                               180,952        1,138,020          268,191            1,398,432
Interest income                                 (5,410)          (1,667)              --               (1,370)
Gain on sale of property                            --               --               --             (190,440
                                         -----------------------------------------------        -------------
Loss before income taxes                   (43,803,626)      (7,709,581)        (845,933)          (8,589,444)
Provision for income taxes                          --               --               --                   --
                                         -----------------------------------------------        -------------
Net loss                                 $ (43,803,626)   $  (7,709,581)   $    (845,933)       $  (8,589,444)
                                         ===============================================        =============



See accompanying notes.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Combined Statements of Divisional Equity (Deficit)


Predecessor:
   Balance at January 1, 1997                                      $ 10,873,921
     Contributions from Parent, net                                   4,097,903
     Net loss                                                        (8,589,444)
                                                                   ------------
   Balance at October 31, 1997                                     $  6,382,380
                                                                   ============

Successor:
   Balance at November 1, 1997                                     $ 23,534,673
     Contributions to Parent, net                                    (1,018,137)
     Net loss                                                          (845,933)
                                                                   ------------
   Balance at December 31, 1997                                      21,670,603
     Contributions to Parent, net                                       503,079
     Net loss                                                        (7,709,581)
                                                                   ------------
   Balance at December 31, 1998                                      14,464,101
     Contributions from Parent, net                                     309,647
     Net loss                                                       (43,803,626)
                                                                   ------------
   Balance at December 31, 1999                                    $(29,029,878)
                                                                   ============



See accompanying notes.

                                      Certain Mariner Post-Acute Network Facilities
                          (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                                            Combined Statements of Cash Flows

                                                                Successor                                 Predecessor
                                                 -------------------------------------------------      ---------------
                                                                                   For the Period        For the Period
                                                                                     November 1            January 1
                                                   Year ended      Year ended         through               through
                                                  December 31,    December 31,      December 31,           October 31,
                                                      1999            1998              1997                 1997
                                                 -------------------------------------------------      ---------------
Operating activities
Net loss                                         $(43,803,626)   $ (7,709,581)   $   (845,933)           $ (8,589,444)
Adjustments to reconcile  net loss to net cash
  provided by (used in) operating activities:
     Depreciation and amortization                  2,027,209       2,885,923         476,793                 924,651
     Amortization of unfavorable lease
       obligations and other non-current
       liabilities                                 (3,690,824)     (2,248,235)       (379,970)                     --
     Provision for bad debts                        4,233,588       1,627,346         370,666               6,027,070
     Impairment of long-lived assets               36,322,458       8,669,828              --                      --
     Gain on sale of property                              --              --              --                (190,440)
  Increase  (decrease) in cash arising from
     changes in operating  assets and
     liabilities:
       Patient receivables                          2,914,353      (2,564,482)       (525,383)                933,264
       Other receivables                              986,731       2,886,555       1,412,505              (2,527,919)
       Other assets                                   (35,257)         50,836          (9,339)                 13,000
       Accounts payable and accrued expenses        1,472,920          (1,718)        907,839               1,333,474
       Accrued wages and related liabilities          620,681        (513,674)        (95,202)                645,488
       Other accrued expenses                          54,321         113,133          64,387                (408,634)
                                                 -------------------------------------------------      ---------------
Net cash provided by (used in) operating
   activities                                       1,102,554       3,195,931       1,376,363              (1,839,490)

Investing activities
Purchases of property and equipment                (1,362,487)     (2,159,734)       (351,135)             (2,216,585)
Disposals of property, equipment and other
   assets                                                  --       9,971,239              --                      --
                                                 -------------------------------------------------      ---------------
Net cash provided by (used in) investing
   activities                                      (1,362,487)      7,811,505        (351,135)             (2,216,585)

Financing activities
Capital contributions, net                            309,647         503,079      (1,018,137)              4,097,903
Repayment of debt                                          --     (11,465,627)             --                  (8,393)
Repayment of capital lease                            (49,714)        (44,888)         (7,091)                (33,435)
                                                 -------------------------------------------------      ---------------
Net cash provided by (used in) financing
   activities                                         259,933     (11,007,436)     (1,025,228)              4,056,075
                                                 -------------------------------------------------      ---------------

Net change in cash                                         --              --              --                      --
Cash at beginning of year                                  --              --              --                      --
                                                 -------------------------------------------------      ---------------
Cash at end of year                              $         --    $         --    $         --            $         --
                                                 =================================================      ===============


See accompanying notes.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 1999


1. Organization

The combined financial statements of Certain Mariner Post-Acute Network Facilities (the "Facilities") include the accounts of 17 nursing home facilities and certain related assets and liabilities owned and controlled by Mariner Post Acute-Network, Inc. ("the Successor" entity hereinafter referred to as "Mariner") and, prior to November 1, 1997, GranCare, Inc. ("the Predecessor" entity hereinafter referred to as "GranCare"). The Facilities constituted a division of Mariner and GranCare and are not separate legal entities.

Four of the Facilities (La Mesa Care Center, La Salette Rehabilitation, Sun Quest Village of Yuma and Village Green Nursing Home) are operated by GCI Health Care Centers, Inc. Thirteen of the Facilities (Cedars Health Care Center, Cherrelyn Manor Health Care Center, Christopher East Health Care Center, Greentree Health Care Center, Lancaster Health Care Center, Northwest Health Care Center, Pine Manor Health Care Center, River Hills West Health Care Center, Sunnyhill Health Care Center, Thousand Oaks Health Care Center, Van Nuys Health Care Center, Virginia Health Care Center and Woodland Health Center) are operated by AMS Properties, Inc. Both GCI Health Care Centers, Inc. and AMS Properties, Inc. are wholly-owned subsidiaries of GranCare.

Mariner, f/k/a Paragon Health Network, Inc., was formed in November 1997 through the recapitalization by merger of Living Centers of America, Inc. ("LCA") with a newly-formed entity owned by certain affiliates of Apollo Management, L.P. and certain other investors, and the subsequent merger of GranCare, (the "GranCare Merger") pursuant to an agreement and plan of merger dated as of May 7, 1997, as amended and restated as of September 17, 1997. Mariner accounted for the acquisition of GranCare using the purchase method of accounting. At the time of the GranCare Merger, GranCare had operated the Facilities. Hereinafter, Mariner and GranCare are collectively referred to as the "Parent".

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


1. Organization (continued)

Mariner and its wholly-owned subsidiary, Mariner Health Group, Inc. and certain of their respective subsidiaries, including those subsidiaries operating the Facilities, filed separate voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court in the District of Delaware on January 18, 2000. Mariner, through its GranCare subsidiaries, leased the Facilities from Senior Housing Properties Trust's ("SHPT") wholly-owned subsidiary SPTMNR Properties Trust ("SPTMNR"), which succeeded to the interests of HRPT Properties Trust ("HRPT") to various agreements, (collectively, the "SNH Entities"). On May 10, 2000 the Bankruptcy Court approved a settlement agreement (the "Settlement Agreement") between Mariner and certain of its wholly-owned subsidiaries and SPTMNR and SHPT. The Settlement Agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in the states where these properties are located. Based upon the terms of the Settlement Agreement: (a) the Facilities leased by GranCare's wholly-owned subsidiaries, AMS Properties, Inc. and GCI Health Care Centers, Inc. and related personal property were assigned to affiliates of the SNH Entities; and (b) Mariner agreed to manage the Facilities transferred to the SNH Entities during a transition period that is expected to last less than six months. As specified in the Settlement Agreement, all assets and liabilities reflected on the accompanying combined balance sheet remain with Mariner except for property and equipment and supplies inventories which have a book value at June 30, 2000 of approximately $1,099,000 and $207,000, respectively. In connection with this transaction, outstanding indebtedness of the Facilities was terminated (see Note 6) and Mariner paid SHPT at closing approximately
$2,335,000 to settle its obligations for property taxes payable and certain employee accrued liabilities. The aforementioned transaction has not been reflected in the accompanying combined financial statements. Therefore, the divisional deficit of approximately $29,030,000 at December 31, 1999 is not representative of the financial position of the Facilities subsequent to the June 30, 2000 transaction. Upon termination of the management agreement, Mariner will have no further relationship with or obligations to the SNH Entities.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies

Basis of Presentation

In accordance with applicable accounting pronouncements, purchase transactions that result in one entity becoming substantially wholly-owned by the acquirer establish a new basis of accounting in the acquired entity's records for the purchased assets and liabilities. Thus, the purchase price of the GranCare merger effective November 1, 1997 has been allocated to the underlying assets and liabilities of the facilities assumed based on their estimated fair market values on the acquisition date. As a result of the application of purchase accounting, adjustments were made to record GranCare's property and equipment at fair value, assign a purchase price to unfavorable operating leases for property and equipment and other unfavorable contract rights, and assign a value to identifiable intangible assets. Goodwill of approximately $53,177,000 was recorded at the Facilities and is being amortized on a straight-line basis over 30 years. The unfavorable lease obligation in the amount of approximately $34,197,000 was recorded and is amortized over the lives of the respective leases. The unamortized balance of the unfavorable lease obligation ($29,303,000 at December 31, 1999 and $31,601,000 at December 31, 1998) is reflected in the accompanying combined balance sheets as other non-current liabilities except for the current portion which is included in current liabilities.

All property and equipment is presented using the Predecessor's or Successor's historical cost basis. Substantially all of the patient revenues and other income received by the Facilities is deposited in and commingled with the Parent's general corporate funds. Certain cash requirements of the Facilities were paid by the Parent and were charged directly to the Facilities. General and administrative costs of the Parent were allocated to the Facilities based upon management's estimate of the actual costs based upon the Facilities' level of operations.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Basis of Presentation (continued)

The Parent maintains insurance policies for the Facilities for workers' compensation, general and professional liability and employee health and dental insurance (see Note 7). In the opinion of management, the method for allocating Mariner's corporate general and administrative and insurance expenses is reasonable. It is not practicable to estimate additional costs, if any, that would have been incurred if the Facilities were not controlled by the Parent.

Property and Equipment

Maintenance and repairs are charged to operations as incurred and replacements and significant improvements which would extend the useful life are capitalized. Depreciation and amortization are expensed over the estimated useful lives of the assets on a straight-line basis as follows:

Building improvements                                         10 - 15 years
Furniture, fixtures and equipment                              3 - 15 years

Depreciation expense related to property and equipment for the years ended December 31, 1999 and 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997 was approximately $880,000, $1,212,000, $181,000 and $925,000, respectively.

Goodwill

Goodwill represents the excess of acquisition cost over the fair market value of net assets acquired in the GranCare Merger and is amortized on a straight-line basis over 30 years. Management periodically re-evaluates goodwill and makes any adjustments, if necessary, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the estimated useful life has changed. Accumulated amortization at December 31, 1999 and 1998 was approximately $700,000 and $1,606,000, respectively.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Goodwill (continued)

Amortization of goodwill charged to expense was approximately $1,147,000, $1,674,000, and $296,000 for the years ended December 31, 1999 and 1998, and the two months ended December 31, 1997, respectively.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of", requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the long-lived assets are not sufficient to recover the assets' carrying amount. Goodwill is also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities.

The impairment loss of long-lived assets, including goodwill, is measured by comparing the carrying amount of the asset to its fair value with any excess of the carrying value over the fair value written off. Fair market value is determined by various valuation techniques including discounted cash flow (see
Note 5).

Non-Current Liabilities

Non-current liabilities principally include unfavorable lease obligations related to facilities acquired in the GranCare Merger. The unfavorable lease obligations are amortized as a reduction to rent expense over the remaining lease term.

Revenue Recognition

Net patient revenue includes patient revenues payable by patients and amounts reimbursable by third party payors under contracts. Patient revenues payable by patients are recorded at established billing rates. Patient revenues to be reimbursed by contracts

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

with third-party payors are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of the reasonable direct and indirect costs of providing services to program participants or, for the Facilities' cost reporting periods beginning January 1, 1999, determined under the Prospective Payment System ("PPS"). Management separately estimates revenues due from each third party with which it has a contractual arrangement and records anticipated settlements with these parties in the contractual period during which services were rendered.

The amounts actually reimbursable under Medicare and Medicaid cost reimbursement programs for periods prior to January 1, 1999 are determined by filing cost reports that are then subject to audit and retroactive adjustment by the payor.

Legislative changes to state or federal reimbursement systems may also retroactively affect recorded revenues. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by management subsequent to the year of origination and prior to final settlement based on improved estimates. Such adjustments and final settlements with third party payors are reflected in operations at the time of the adjustment or settlement. Medicare revenues represented 23%, 38%, 41% and 42% and Medicaid revenues represented 53%, 43%, 40% and 39% of net revenues for the years ended December 31, 1999 and 1998, the two months ended December 31, 1997 and the ten months ended October 31, 1997, respectively. In addition, indirect costs reimbursed under the Medicare program are subject to regional limits. The Facilities' costs generally exceed these limits and, accordingly, management was required to submit exception requests to recover such excess costs for periods prior to January 1, 1999.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

On January 1, 1999, Mariner transitioned the Facilities to PPS for services to Medicare patients. Revenue recorded for 1999 consists of the aggregate payments expected from Medicare for individual claims at the appropriate payment rates, which include reimbursement for ancillary services. The PPS billing methodology is extremely complex and its implementation is resource intensive. The claims amendment process lacks procedures and the coordination of certain policies. The Facilities have a commitment to training and compliance and have established procedures to address PPS issues as they arise.

In April 1995, the Health Care Finance Administration ("HCFA") issued a memorandum to its Medicare fiscal intermediaries as a guideline to assess costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In addition, HCFA has promulgated new salary equivalency guidelines effective April 1, 1998 which updated the then current physical therapy and respiratory therapy rates and established new guidelines for occupational therapy and speech therapy. These new payment guidelines were in effect until the Facilities transitioned to PPS, at which time payment for therapy services were included in the PPS rate. HCFA, through its intermediaries, is also subjecting physical therapy, occupational therapy and speech therapy to a heightened level of scrutiny resulting in increasing audit activity. A majority of the Facilities' provider and rehabilitation contracts provided for indemnification of the facilities for potential liabilities in connection with reimbursement for rehabilitation services. There can be no assurance that actions ultimately taken by HCFA with regard to reimbursement rates for such therapy services will not materially adversely affect the Facilities results of operations.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that the Facilities are in compliance with all applicable laws and regulations, and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates.

Income Taxes

The Parent files a consolidated federal income tax return. Throughout the years and periods presented herein, the Facilities' operations were included in the Parent's income tax returns. The income tax provision reported in the combined financial statements is an allocation of the Parent's total income tax provision. The Facilities' allocation was determined based on a calculation of income taxes as if the Facilities were a separate taxpayer, in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Income taxes paid was zero for all periods presented.

Non-current deferred income taxes arise primarily from timing differences resulting from the recognition of rent expense for tax and financial reporting purposes and from the use of accelerated depreciation for tax purposes. Current deferred income taxes result from timing differences in the recognition of revenues and expenses for tax and financial reporting purposes which are expected to reverse within one year. See Note 9.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits-an amendment of FASB Statements No. 87, 88, and 106". SFAS 132 was adopted for the 1999 financial statements. The adoption of SFAS 132 had no significant impact on these financial statements.

In June 1998 the FASB adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. In June 1999 the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB Statement No. 133" ("SFAS 137"). SFAS 137 deferred the effective date of SFAS 133 for one year which is now effective for fiscal years beginning after June 15, 2000. SFAS 133 will become effective in the Facilities' fiscal year ending December 31, 2001. The adoption of this statement is not expected to have a material impact on the Facilities' financial position.

3. Going Concern and Issues Affecting Liquidity

The accompanying combined financial statements have been prepared assuming that the Facilities will continue to operate as a going concern. The Facilities have experienced significant losses and have a working capital deficiency of approximately $10,400,000 and a capital deficit of approximately $29,000,000 as of December 31, 1999. As discussed in Note 1, Mariner and its wholly-owned subsidiary, Mariner Health Group, Inc. and certain of their respective subsidiaries, including those subsidiaries operating the Facilities, filed separate voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court in the District of Delaware on January 18, 2000. As discussed in Note 6, the Facilities have also violated certain covenants of its loan agreement. These matters, among others, raise substantial doubt

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



3. Going Concern and Issues Affecting Liquidity (continued)

about the  Facilities  ability to continue as a going  concern.  As described in
Note 1, on May 10, 2000 the Bankruptcy Court approved a settlement agreement between Mariner and SPTMNR and SHPT whereby the Facilities leased by Mariner and related personal property were assigned to affiliates of the SNH Entities. The agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in the states where these properties are located.

As specified in the Settlement Agreement, all assets and liabilities reflected on the accompanying combined balance sheet remain with Mariner except for property and equipment and supplies inventories which have a book value at June 30, 2000 of approximately $1,099,000 and $207,000, respectively. In connection with this transaction, outstanding indebtedness of the Facilities was terminated (see Note 6) and Mariner paid SHPT at closing approximately $2,335,000 to settle its obligations for property taxes payable and certain employee accrued liabilities. Therefore, the divisional deficit of approximately $29,000,000 at December 31, 1999 is not representative of the financial position of the Facilities subsequent to the June 30, 2000 transaction. At June 30, 2000, SHPT has approximately $168,000,000 available for borrowing under a $350,000,0000 bank credit facility. The bank credit facility requires interest only payments until its maturity in 2002. Management of SHPT believes that the available borrowings under the bank credit facility are sufficient to provide the necessary working capital to the Facilities for operations subsequent to the closing of the transaction.

The accompanying combined financial statements have been prepared on the basis of accounting principles applicable to going concerns and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not include adjustments, if any, to reflect the possible future effects on the recoverability and classification of recorded assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. In addition, since Mariner filed for protection under the Bankruptcy Code subsequent to December 31, 1999, the accompanying combined financial statements have not been prepared in accordance with SOP 90-7, "Financial reporting by Entities in Reorganization under the Bankruptcy Code," and do not include disclosures of liabilities subject to compromise.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



4. Property and Equipment

During the year ended December 31, 1998, Mariner sold and leased back two previously owned facilities, Northwest Health Care Center and River Hills West Health Care Center, with a carrying value of approximately $6,609,000, in a sale-leaseback transaction with HRPT.

5. Impairment of Long-Lived Assets

SFAS No. 121 requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The revenues recorded by the Facilities under PPS are substantially less than the cost-based reimbursement it received previously. The implementation of PPS resulted in a greater than expected decline in reimbursement for inpatient services. Management determined that these revenue declines are other than temporary and are expected to have a materially adverse effect on future revenues and cash flow. As a result of such indicators, in the third quarter of 1999, a detailed analysis of the Facilities' long-lived assets and their estimated future cash flows was completed. The analysis resulted in the identification and measurement of an impairment loss of approximately $36,322,000.

In the third quarter of 1998, management recorded an impairment charge based on a detailed analysis of the Facilities' long-lived assets and their estimated cash flows. The analysis resulted in the identification and measurement of an impairment loss of approximately $8,670,000 for the Facilities.

Each analysis included management's estimate of the undiscounted cash flows to be generated by these assets with a comparison to their carrying value. If the undiscounted future cash flow estimates were less than the carrying value of the asset then the carrying value was written down to estimated fair value. Goodwill associated with an impaired asset was included with the carrying value of that asset in performing both the impairment test and in measuring the amount of impairment loss related to the asset. Fair value was estimated based on the present value of future cash flows.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


5. Impairment of Long-Lived Assets (continued)

The following is a summary of the impairment losses recognized by asset category:

                                          Year ended          Year ended
                                       December 31, 1999  December 31, 1998
                                       -------------------------------------

Goodwill                                     $30,378,761        $8,123,049
Property and equipment                         5,943,697           546,779
                                       -------------------------------------
                                             $36,322,458        $8,669,828
                                       =====================================

6. Debt

On December 28, 1990, a mortgage loan agreement was entered into for $15,000,000 with HRPT, secured by two nursing home facilities' (Northwest Health Care Center and River Hills West Health Care Center) land, building and improvements. The interest rate on the note was 11.5%. The loan was repaid in September 1998 as part of the sale-leaseback transaction discussed in Note 4.

On March 28, 1992, a loan agreement was entered into with HRPT for the purpose of funding renovations to the Christopher East facility, maturing on January 31, 2013. Advances to AMS Properties, Inc. totaled approximately $883,000 for the years ended December 31, 1999 and December 31, 1998. The loan is interest bearing and principal is payable upon maturity. The interest rate on the note is 13.75%. AMS Properties Inc., as a subsidiary of Mariner, filed for petition of Bankruptcy on January 18, 2000, as discussed in Note 1, which is considered an Event of Default as defined in the loan agreement. Current portion of long-term debt at December 31, 1999 includes the principal balance of the note. In consideration of the terms of the Settlement Agreement, the Christopher East note obligation terminated upon close of the Settlement Agreement, in July 2000.

Interest paid was approximately  $181,000,  $1,252,000,  $259,000 and $1,294,000
during the years ended December 31, 1999 and 1998, the two months ended December 31, 1997 and the ten months ended October 31, 1997, respectively.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



7. Transactions with Affiliates

The Parent provided various services to the Facilities including, but not limited to, financial, legal, insurance, information systems, employee benefit plans and certain administrative services, as required. The combined financial statements reflect charges for certain corporate general and administrative expenses from the Parent's corporate office to the Facilities. Such corporate charges represent allocations based on determinations management believes to be reasonable (5% of total revenues). Administrative costs charged by the Parent were approximately $4,347,000, $5,274,000, $883,000, and $4,509,000 for the
years ended December 31, 1999 and 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, respectively.

The Facilities participated in the various benefit plans of the Parent, primarily the profit sharing and 401(k) plans. These plans include matching provisions for employee contributions to the 401(k) plan. The financial
statements  reflect  charges  for  benefits   attributable  to  the  Facilities'
employees. Such amounts totaled approximately $221,000, $133,000, $19,000 and $35,000 for the years ended December 31, 1999 and 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, respectively.

Through March 31, 1998, the Facilities participated in a program for insurance of workers' compensation risks through a captive insurance subsidiary of the Parent. Workers' compensation risks were transferred to the captive insurance subsidiary and the Facilities were charged a premium for this coverage. Effective March 31, 1998, Mariner purchased a fully-insured workers' compensation policy with no deductible or retention with a catastrophic policy in place to cover any loss above $500,000 per occurrence.

Additionally, in 1998 Mariner purchased general and professional liability insurance through a third party. The maximum loss exposure with respect to this policy is $100,000 per occurrence.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



7. Transactions with Affiliates (continued)

The Parent obtains and provides insurance coverage for health, life and disability, auto, general liability and workers' compensation through its self-insurance and outside insurance programs and allocates to the Facilities based on its estimate of the actual costs incurred on behalf of the Facilities. Total insurance costs allocated were approximately $4,876,000, $4,267,000, $776,000, and $3,412,000 for the years ended December 31, 1999 and December 31, 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, respectively. These costs are included in facility general and administrative costs in the accompanying combined statements of operations.

During 1999 and 1998, the Facilities purchased certain therapy services from rehabilitation subsidiaries of Mariner. These purchases amounted to approximately $2,955,000 and $3,402,000 for the years ended December 31, 1999 and 1998, respectively.

The net result of these intercompany transactions, along with tax allocations from the Parent, are included in the divisional equity (deficit) in the accompanying combined balance sheets.

8. Commitments and Contingencies

Leases

As discussed in Note 1, the Facilities are party to various agreements between GranCare and the SNH Entities. SPTMNR is the lessor with respect to the Facilities leased by two subsidiaries of GranCare (the "Tenant Entities"), under operating leases. Pursuant to a Collateral Pledge Agreement dated October 31, 1997, Mariner provided an unlimited guaranty to the SNH Entities which is secured by a cash collateral deposit of

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



8. Commitments and Contingencies (continued)

Leases (continued)

$15,000,000, the earned interest on which is retained by the SNH Entities. The future minimum annual lease payments under non-cancelable operating leases are as follows at December 31, 1999:

                 2000                                $    9,319,000
                 2001                                     9,114,000
                 2002                                     9,114,000
                 2003                                     9,114,000
                 2004                                     9,114,000
                 Thereafter                             128,691,000
                                                     --------------
                 Total                                 $174,466,000
                 ==================================================

In June 2000, the Facilities ceased payment of rents. As part of the Settlement Agreement reached between Mariner and SHPT, executed on June 30, 2000 (see Note
1), Mariner was released from its lease obligations.

Rent expense, net of amortization of unfavorable lease obligation, for all operating leases was approximately $9,314,000, $8,241,000, $1,299,000, and $7,967,000 for the years ended December 31, 1999 and 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, respectively.

Litigation

From time to time, the Facilities have been subject to various legal proceedings in the ordinary course of business. In the opinion of management, except as described below, there are currently no proceedings which, individually, if determined adversely to the Facilities and after taking into account the insurance coverage maintained by Mariner, would have a material adverse effect on the Facilities' financial position or results of operations. Although management believes that any of the proceedings discussed below

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



8. Commitments and Contingencies (continued)

Litigation (continued)

will not have a material adverse impact on the Facilities if determined adversely to the Facilities, given the Facilities' current financial condition, lack of liquidity and the current lack of aggregate limit under the Parent's current GL/PL insurance policy, settling a large number of cases within the Company's $1 million self-insured retention limit could have a material adverse effect on the Facilities.

On August 26, 1996, a class action complaint was asserted against GranCare in the Denver, Colorado District Court, Salas, et al v. GranCare, Inc. and AMS Properties, Inc. d/b/a Cedars Healthcare Center, Inc., case no. 96-CV-4449. On March 15, 1998, the Court entered an Order in which it certified a class action in the matter. On June 10, 1998, Mariner filed a Motion to Dismiss all claims and Motion for Summary Judgment Precluding Recovery of Medicaid Funds and these motions were partially granted by the Court on October 30, 1998. Plaintiff's Motion for Reconsideration was denied by the Court on November 19, 1998, the Court's decision was certified as a final judgment on December 10, 1998, and plaintiffs then filed a writ with the Colorado Supreme Court, which was denied, and an appeal with the Colorado Court of Appeal. In accordance with the Mariner's voluntary filing under Chapter 11 of the United States Bankruptcy Code and more particularly, Section 362 of that Code, this matter was stayed on January 18, 2000. However, Mariner did agree to limited relief from the stay in order to allow for certain parts of the appeal to continue. On January 4, 2001, the Court of Appeals reversed the District Court's decision. On February 1, 2001, Mariner filed a request for rehearing. The Company intends to vigorously contest all remaining allegations of class status.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)


9. Income Taxes

The provision (benefit) for income taxes is presented in the table below:

                                                                    For the Period    For the Period
                                                                      November 1        January 1
                                Year ended         Year ended         through            through
                               December 31,        December 31,      December 31,       October 31,
                                    1999              1998              1997               1997
                            ------------------------------------------------------------------------
Current:
  Federal                          $  -              $  -              $  -             $  -
  State and Local                     -                 -                 -                -
                            ------------------------------------------------------------------------
                                      -                 -                 -                -
Deferred:
  Federal                             -                 -                 -                -
  State and Local                     -                 -                 -                -
                            ------------------------------------------------------------------------
                                      -                 -                 -                -
                            ------------------------------------------------------------------------
Total                              $  -              $  -              $  -             $  -
                            ========================================================================



                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



9. Income Taxes (continued)

The provision for income taxes varies from the amount determined by applying the Federal statutory rate to pre-tax loss as a result of the following:

                                                                                              For the Period
                                                                            For the Period       January 1
                                      Year ended         Year ended       November 1 through      through
                                  December 31, 1999   December 31, 1998   December 31, 1997    October 31, 1997
                                  ------------------------------------------------------------------------------

Federal statutory income tax
   rate                                  (34.0)%            (34.0)%            (34.0)%              (34.0)%
Increase (decrease) in taxes
   resulting from:
     State and local taxes, net
       of federal tax benefits            (1.4)               1.4               (3.3)                (5.0)
     Permanent book/tax
       differences, primarily
       resulting from goodwill
       amortization                        0.9                7.4               11.9                 --
     Impairment of assets                 23.6               35.8               --                   --
     Change in valuation
       allowance                          10.9              (10.6)              25.4                 39.0
                                        ------               ----               ----                 ----
Effective tax rate                          - %                - %                - %                  - %
                                        ======               ====               ====                 ====


                                                                   F-41

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)




9. Income Taxes (continued)

The components of the net deferred tax asset are approximately as follows:

                                                         December 31
                                                    1999                 1998
                                                 -----------------------------
Deferred tax liabilities:
   Amounts related to property and equipment     $         --    $   (698,000)
                                                 ----------------------------
Total deferred tax liabilities                             --        (698,000)

Deferred tax assets:
   Bad debts                                          598,000       1,141,000
   Amounts related to property and equipment        1,585,000              --
   Payroll and benefits                               620,000         536,000
   Unfavorable lease obligations and other
     liabilities                                   12,736,000      14,169,000
   NOL carryforwards                                7,205,000       2,807,000

                                                 ----------------------------
Total deferred tax assets                          22,744,000      18,653,000
Less valuation allowance                          (22,744,000)    (17,955,000)
                                                 ----------------------------
Net deferred tax asset                           $         --    $         --
                                                 ============    ============

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



9. Income Taxes (continued)

The Facilities have established a valuation allowance which completely offsets all net deferred tax assets generated from the Facilities' net losses. The net change in the valuation allowance was an increase of approximately $4,789,000 and $472,000 at December 31, 1999 and 1998, respectively. The GranCare Merger resulted in the addition of deferred taxes and a corresponding valuation allowance in the amount of $14,673,000 during the two months ended December 31, 1997.

10. Provision for Bad Debts

The Facilities' provision for bad debts in fiscal 1999 was approximately $4,234,000 compared to $1,627,000 $371,000 and $6,027,000 in fiscal year 1998, the two months ended December 31, 1997, and the ten months ended October 31, 1997, respectively. The Facilities' collection experience for its services deteriorated in 1999 principally due to PPS. The Facilities' accounts receivable continued to deteriorate during the year due to the multiple complexities involving with the change to Medicare PPS billing, system conversions and consolidation, and turnover of facility-level billing and collection personnel. The Facilities all commenced billing under PPS effective January 1, 1999.

11. Concentrations of Credit Risk

Financial instruments that potentially subject the Facilities to concentration of credit risk consist principally of trade receivables. There have been, and the Facilities expect that there will continue to be, a number of proposals to limit reimbursement allowable to skilled nursing facilities. Should the related government agencies suspend or significantly reduce contributions to the Medicare or Medicaid programs in the states of California, Arizona, Wisconsin and/or Colorado, the Facilities' ability to collect its receivables would be adversely impacted.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)

               Notes to Combined Financial Statements (continued)



11. Concentrations of Credit Risk (continued)

Management believes that the remaining receivable balances from various payors, including individuals involved in diverse activities, subject to differing economic conditions, do not represent a concentration of credit risk to the Facilities. Management continually monitors and adjusts its allowance for doubtful accounts associated with its receivables. See Note 10.

12. Fair Value of Financial Instruments

The Facilities financial instruments include notes payable. Fair values for fixed rate debt instruments were estimated based on the present value of cash flows that would be paid on the note over the remaining note term using the Facilities' current incremental borrowing rate rather than the stated interest rate on the notes. See Note 6. The fair values of the financial instruments approximate their carrying values.

13. Subsequent Events

The Settlement Agreement described in Note 1 is contingent upon the SNH Entities obtaining licenses and other governmental approvals necessary to operate the Facilities. Affiliates of SHPT have applied for all of the required licenses and as of January 10, 2001, the required licenses for substantially all of these facilities have been received.

14. Impact of Year 2000 Computer Issues (Unaudited)

The Facilities experienced no material adverse effects on its results of operations, financial condition or its ability to provide for residents' safety and health as a result of its or third party computer systems' and programs' Year 2000 date conversion.

While the Facilities still may experience certain Year 2000 problems with its computer systems or programs, vendor-supplied products or equipment, other medical devices used in its business, accounts receivable vendors or third party payors, or other suppliers or vendors of products and services, management of the Facilities do not believe that any such potential problems will materially adversely effect its results of operations, financial condition or ability to provide for its residents' safety and health. However, contingency plans have been developed for any such circumstances should they occur.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                             Combined Balance Sheet

                                                                  September 30,
                                                                      2000
                                                                 ---------------
                                                                   (Unaudited)
Assets
Current assets:
   Patient receivables, less allowance for doubtful accounts
      of $ 2,120,000                                              $  6,661,107
   Other receivables                                                 2,364,949
   Other current assets                                                 51,141
                                                                  ------------
Total current assets                                                 9,077,197

Property and equipment:
   Building improvements                                             3,926,426
   Furniture, fixtures and equipment                                   392,915
                                                                  ------------
                                                                     4,319,341
   Less accumulated depreciation                                    (3,135,645)
                                                                  ------------
  Property and equipment, net                                        1,183,696

Goodwill, net                                                        8,126,332
Other assets                                                            27,157
                                                                  ------------
Total assets                                                      $ 18,414,382
                                                                  ============

Liabilities and divisional deficit
Current liabilities:
   Accounts payable and accrued expenses                          $  1,358,392
   Accrued wages and related liabilities                             1,693,653
   Other accrued expenses                                              999,512
   Current portion of unfavorable lease obligations and other
     non-current liabilities                                         3,673,076
                                                                  ------------
Total current liabilities                                            7,724,633

Liabilities subject to compromise                                    7,053,117
Unfavorable lease obligations and other non-current liabilities     26,766,817
                                                                  ------------
Total liabilities                                                   41,544,567

Divisional deficit                                                 (23,130,185)
                                                                  ------------
Total liabilities and divisional deficit                          $ 18,414,382
                                                                  ============

See accompanying notes.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                        Combined Statements of Operations


                                                        Nine Months
                                                           Ended
                                                       September 30
                                                    2000             1999
                                               ------------------------------
                                                (Unaudited)       (Unaudited)

Revenues:
   Net patient revenues                        $  64,573,367    $  65,266,830
   Other                                             446,664          225,847
                                               ------------------------------
Total revenues                                    65,020,031       65,492,677

Expenses:
   Salaries, wages and benefits                   42,849,165       36,891,600
   Nursing, dietary and other supplies             4,266,036        4,119,851
   Ancillary services                              2,028,947        3,302,841
   Facility general and administrative costs       5,195,599        6,840,672
   Allocation of corporate overhead                3,015,190        3,274,634
   Insurance                                       3,537,475        3,483,008
   Rent                                            4,510,986        7,095,005
   Impairment                                             --       36,322,458
   Depreciation and amortization                   1,055,969        1,614,505
   Provision for bad debts                         1,332,805        4,132,009
                                               ------------------------------
Total expenses                                    67,792,172      107,076,583
                                               ------------------------------

Loss from operations                              (2,772,141)     (41,583,906)

Interest expense                                      91,611          148,155
Interest income                                       (4,018)          (4,675)
                                               ------------------------------
Loss before income taxes                          (2,859,734)     (41,727,386)
Provision for income taxes                                --               --
                                               ------------------------------
Net loss                                       $  (2,859,734)   $ (41,727,386)
                                               ==============================

See accompanying notes.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

               Combined Statements of Divisional Equity (Deficit)


                                      Nine Months Ended     Nine Months Ended
                                      September 30, 2000    September 30, 1999
                                      -----------------------------------------
                                         (Unaudited)           (Unaudited)

Balance, beginning of period             $(29,029,878)         $ 14,464,101
   Contributions from Parent                8,759,427             1,840,166
   Net loss                                (2,859,734)          (41,727,386)
                                         ----------------------------------
Balance, end of period                   $(23,130,185)         $(25,423,119)
                                         ==================================



See accompanying notes.


                            Certain Mariner Post-Acute Network Facilities
                 (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                            (Debtor in Possession as of January 18, 2000)

                                  Combined Statements of Cash Flows

                                                                 Nine Months           Nine Months
                                                                    Ended                 Ended
                                                                September 30,         September 30,
                                                                    2000                   1999
                                                                 (Unaudited)           (Unaudited)
                                                                ------------------------------------
 Operating activities
 Net Loss                                                       $ (2,859,734)          $(41,727,386)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating
    activities:
      Depreciation and amortization                                1,055,919              1,614,504
      Impairment of long-lived assets                                     --             36,322,458
      Amortization of unfavorable lease obligations and
        other non-current liabilities                             (1,931,905)            (3,075,525)
      Provision for bad debts                                      1,332,806              4,132,009
      Increase  (decrease) in cash arising from changes
        in operating assets and liabilities:
          Patient receivables                                     (1,105,873)             2,327,881
          Other receivables                                       (2,043,743)                34,215
          Other assets                                               165,205                (38,533)
          Accounts payable and accrued expenses                   (1,282,895)              (820,229)
          Accrued wages and related liabilities                   (1,890,703)               470,675
          Other accrued expenses                                     225,069                 23,843
                                                                ------------------------------------
 Net cash used in operating activities                            (8,335,854)              (736,088)

 Investing activities
 Purchases of property and equipment, net                           (386,275)            (1,067,708)
                                                                ------------------------------------
 Net cash used in investing activities                              (386,275)            (1,067,708)

Financing activities
 Capital contributions, net                                        8,759,426              1,840,166
 Repayment of capital lease                                          (37,297)               (36,370)
                                                                ------------------------------------
 Net cash provided by financing activities                         8,722,129              1,803,796
                                                                ------------------------------------

 Net change in cash                                                       --                     --
 Cash at beginning of year                                                --                     --
                                                                ------------------------------------
 Cash at end of year                                            $         --           $         --
                                                                ====================================

 See accompanying notes

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                                   (Unaudited)


1. Organization

The combined financial statements of Certain Mariner Post-Acute Network Facilities (the "Facilities") include the accounts of 17 nursing home facilities and certain related assets and liabilities owned and controlled by Mariner Post Acute-Network, Inc. ("Mariner"). The Facilities are directly owned by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of GranCare, Inc. ("GranCare"). GranCare is a wholly-owned subsidiary of Mariner. The Facilities constitute a division of Mariner and are not separate legal entities.

Mariner and its wholly-owned subsidiary, Mariner Health Group, Inc., and certain of their respective subsidiaries, including those subsidiaries operating the Facilities, filed separate voluntary petitions (collectively, the "Chapter 11 Filings") for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on January 18, 2000 (the "Petition Date"). Mariner is presently operating its business as a debtor-in-possession and is subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization is formulated. Mariner's and its subsidiaries' need to seek relief afforded by the Bankruptcy Code is due, in part, to the significant financial pressure created by the implementation of the Balanced Budget Act of 1997.

Mariner, through its GranCare subsidiaries, leased the Facilities from Senior Housing Properties Trust's ("SHPT") wholly-owned subsidiary SPTMNR Properties Trust ("SPTMNR"), which succeeded to the interests of HRPT Properties Trust ("HRPT") to various agreements, (collectively, the "SNH Entities"). On May 10, 2000 the Bankruptcy Court approved a settlement agreement (the "Settlement Agreement") between Mariner and certain of its wholly-owned subsidiaries and SPTMNR and SHPT. The Settlement Agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in the states where these properties are located. Based upon the terms of the Settlement
Agreement: (a) the Facilities leased by GranCare's wholly-owned subsidiaries, AMS Properties, Inc. and GCI Health Care Centers, Inc. and related personal property were assigned to affiliates of the SNH Entities; and (b) Mariner agreed to manage the Facilities transferred to the SNH Entities during a transition period that is expected to last less than six months.

                  Certain Mariner Post-Acute Network Facilities
         (Operated by AMS Properties, Inc. and GCI Health Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)


1. Organization (continued)

As specified in the Settlement Agreement, all assets and liabilities reflected on the accompanying combined balance sheet remain with Mariner except for property and equipment and supplies inventories which have a book value at September 30, 2000 of approximately $1,184,000 and $207,000, respectively. In connection with this transaction, outstanding indebtedness of the Facilities was terminated (see Note 6) and Mariner paid SHPT at closing approximately
$2,335,000 to settle its obligations for property taxes payable and certain employee accrued liabilities. The aforementioned transaction has not been reflected in the accompanying unaudited combined financial statements. Therefore, the divisional deficit of approximately $26,960,000 at September 30, 2000 is not representative of the financial position of the Facilities subsequent to the June 30, 2000 transaction. Upon termination of the management agreement, Mariner will have no further relationship with or obligations to the SNH Entities. In connection with this transaction, subsequent to June 30, 2000 the Facilities rent, allocation of corporate overhead, and insurance expense was adjusted to reflect new management agreements.

2. Basis of Presentation

The accompanying unaudited combined financial statements have been prepared on the basis of accounting principles applicable to going concerns and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not include adjustments, if any, to reflect the possible future effects on the recoverability and classification of recorded assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. The accompanying unaudited combined financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)


2. Basis of Presentation (continued)

Operating results for the nine month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the combined financial statements and footnotes for the years ended December 31, 1999 and 1998, the two months ended December 31, 1997 (successor periods), and the ten months ended October 31, 1997 (predecessor period).

The accompanying combined financial statements have also been presented in conformity with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). The statement requires a segregation of liabilities subject to compromise by the Bankruptcy Court as of the Petition Date and identification of all transactions and events that are directly associated with the reorganization of the Facilities. Pursuant to SOP 90-7, prepetition liabilities are reported on the basis of the expected amounts of such allowed claims, as opposed to the amounts for which those claims may be settled. Under a confirmed final plan of reorganization, those claims may be settled at amounts substantially less than their allowed amounts.

3. Proceedings Under Chapter 11 of the Bankruptcy Code

As previously disclosed, on January 18, 2000, Mariner and its wholly-owned subsidiary, Mariner Health Group, Inc., and certain of their respective subsidiaries, including those subsidiaries operating the Facilities, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Mariner is presently operating its business as a debtor-in-possession and is subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization is formulated. As a debtor-in-possession, Mariner is authorized to operate its business but may not engage in transactions outside its ordinary course of business without the approval of the Bankruptcy Court (the "Chapter 11 Proceedings").

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)


3. Proceedings Under Chapter 11 of the Bankruptcy Code (continued)

While the Chapter 11 Filings constituted a default under the Company's and such subsidiaries' various financing arrangements, Section 362 of the Bankruptcy Code imposes an automatic stay that generally precludes any creditors and other interested parties under such arrangements from taking any remedial action in response to any such resulting default outside of the Chapter 11 Proceedings without obtaining relief from the automatic stay from the Bankruptcy Court. In addition, under the Bankruptcy Code the Mariner may assume or reject executory contracts and unexpired leases, including lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court in accordance with the reorganization process. Mariner is actively engaged in the process of reviewing its executory contracts and unexpired leases and final decisions with respect to assuming or rejecting the contracts and the approval of the Bankruptcy Court are still pending.

On January 19, 2000, Mariner received approval from the Bankruptcy Court to pay prepetition and postpetition employee wages, salaries, benefits and other employee obligations. The Bankruptcy Court also approved orders granting authority, among other things, to pay prepetition claims of certain critical vendors, utilities and patient obligations. All other prepetition liabilities at September 30, 2000 are disclosed in Note 4 as liabilities subject to compromise. The Facilities have been and intend to continue to pay postpetition claims of all vendors and providers in the ordinary course of business.

4. Going Concern and Issues Affecting Liquidity

The accompanying combined financial statements have been prepared assuming that the Facilities will continue to operate as a going concern. The Facilities have experienced significant losses and have a working capital deficiency of approximately $2,478,000 and a capital deficit of approximately $26,960,000 as of September 30, 2000.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)



4. Going Concern and Issues Affecting Liquidity (continued)

As discussed in Note 1, Mariner and its wholly-owned subsidiary, Mariner Health Group, Inc. and certain of their respective subsidiaries, including those subsidiaries operating the Facilities, filed separate voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court on January 18, 2000. As discussed in Note 6, the Facilities have also violated certain covenants of its loan agreements. These matters, among others, raise substantial doubt about the Facilities ability to continue as a going concern. As described in Note 1, on May 10, 2000 the Bankruptcy Court approved a settlement agreement between Mariner and SPTMNR and SHPT whereby the Facilities and properties leased by Mariner and related personal property were assigned to affiliates of the SNH Entities. The agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in the states where these properties are located. As specified in the Settlement Agreement, all assets and liabilities reflected on the accompanying combined balance sheet remain with Mariner except for property and equipment and supplies inventories which have a book value at September 30, 2000 of approximately $1,184,000 and $207,000, respectively. In connection with this transaction, outstanding indebtedness of the Facilities was terminated (see Note 6) and Mariner paid SHPT at closing approximately $2,335,000 to settle its obligations for property taxes payable and certain employee accrued liabilities. Therefore, the divisional deficit of approximately $26,960,000 at September 30, 2000 is not representative of the financial position of the Facilities subsequent to the June 30, 2000 transaction. At September 30, 2000, SHPT has approximately $149,000,000 available for borrowing under a $350,000,000 bank credit facility. The bank credit facility requires interest only payments until its maturity in 2002. Management of SHPT believes that the available borrowings under the bank credit facility are sufficient to provide the necessary working capital to the Facilities for operations subsequent to the closing of the transaction.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)



5. Liabilities Subject to Compromise

"Liabilities subject to compromise" refers to liabilities incurred prior to the commencement of the Chapter 11 filings. These liabilities, consisting primarily of long-term debt and certain accounts payable, represent the Facilities' estimate of known or potential prepetition claims to be resolved in connection with the Chapter 11 Filings. Such claims remain subject to future adjustments based on negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, future rejection of executory contracts or unexpired leases, determination as to the value of any collateral securing claims, treatment under the plan of reorganization and other events. Payment for these amounts will be established in connection with the plan of reorganization.

A summary of the principal categories of claims classified as liabilities subject to compromise at September 30, 2000 are as follows:

           Accounts payable                     $   6,136,682
           Other accrued expenses                      28,088
           Long-term debt                             888,347
                                               --------------
                                                   $7,053,117
                                               ==============

Approximately $7,000,000 of liabilities subject to compromise would have been classified as current liabilities if the Chapter 11 Filings had not been filed. Interest paid on secured indebtedness was approximately $63,000 and $90,000 during the nine months ended September 30, 2000 and 1999, respectively.

6. Debt

The Facilities have outstanding at September 30, 2000 a loan with SHPT in the amount of approximately $883,000.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)


6. Debt (continued)

The loan is interest bearing (13.75%) and matures on January 31, 2013. AMS Properties Inc., as a subsidiary of Mariner, filed for petition of bankruptcy on January 18, 2000, as discussed in Note 1, which is considered an Event of Default as defined in the loan agreement. The principal balance of the note at September 30, 2000 is included in liabilities subject to compromise. In consideration of the terms of the Settlement Agreement, this obligation terminated upon close of the Settlement Agreement and as discussed in Note 1, in July 2000; however this transaction has not been reflected in the accompanying financial statements.

7. Contingencies

From time to time, the Facilities have been subject to various legal proceedings in the ordinary course of business. In the opinion of management, except as described below, there are currently no proceedings which, individually, if determined adversely to the Facilities and after taking into account the insurance coverage maintained by Mariner, would have a material adverse effect on the Facilities' financial position or results of operations. Although management believes that any of the proceedings discussed below will not have a material adverse impact on the Facilities if determined adversely to the Facilities, given the Facilities' current financial condition, lack of liquidity and the current lack of aggregate limit under Mariner's current general and professional liability insurance policy, settling a large number of cases within Mariner's $1 million self-insured retention limit could have a material adverse effect on the Facilities.

On August 26, 1996, a class action complaint was asserted against GranCare in the Denver, Colorado District Court, Salas, et al v. GranCare, Inc. and AMS Properties, Inc. d/b/a Cedars Healthcare Center, Inc., case no. 96-CV-4449. On March 15, 1998, the Court entered an Order in which it certified a class action in the matter. On June 10, 1998, Mariner filed a Motion to Dismiss all claims and Motion for Summary Judgment Precluding Recovery of Medicaid Funds and these motions were partially granted by the Court on October 30, 1998.

                  Certain Mariner Post-Acute Network Facilities
      (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc.)
                  (Debtor in Possession as of January 18, 2000)

                     Notes to Combined Financial Statements
                             (Unaudited) (continued)


7. Contingencies (continued)

Plaintiff's Motion for Reconsideration was denied by the Court on November 19, 1998, the Court's decision was certified as a final judgment on December 10, 1998, and plaintiffs then filed a writ with the Colorado Supreme Court, which was denied, and an appeal with the Colorado Court of Appeal. In accordance with Mariner's voluntary filing under Chapter 11 of the United States Bankruptcy Code and more particularly, Section 262 of that Code, this matter was stayed on January 18, 2000. However, Mariner did agree to limited relief from the stay in order to allow for certain parts of the appeal to continue. On January 4, 2001, the Court of Appeals reversed the District Court's decision. On February 1, 2001, Mariner filed a request for rehearing. The Company intends to vigorously contest all remaining allegations of class status.

8. Subsequent Events

The Settlement Agreement described in Note 1 is contingent upon the SNH Entities obtaining licenses and other governmental approvals necessary to operate the Facilities. Affiliates of SHPT have applied for all the required licenses and as of January 10, 2001, the required licenses for substantially all of these facilities have been received.

Background
----------

         Senior Housing Properties Trust, with certain of its wholly-owned subsidiaries (collectively, the "Company"), closed their separate bankruptcy settlement transactions with Mariner Post-Acute Networks, Inc. and its subsidiaries (collectively, "Mariner") and with Integrated Health Services, Inc. and its subsidiaries (collectively, "IHS"). The Mariner settlement transaction was preliminarily approved by the bankruptcy court in Mariner's Chapter 11 proceeding on May 10, 2000 and finally approved on June 29, 2000, and was closed on July 5, 2000. The IHS settlement transaction was approved by the bankruptcy court in IHS's Chapter 11 proceeding on July 7, 2000, and was closed on July 13, 2000. The full implementation of each of these transactions, however, requires receipt by the Company of healthcare licenses and provider agreements permitting the Company to operate the affected facilities and to receive payment for services from the State and Federal governments.

         As a result of the Mariner settlement transaction, all of the leases between the Company and Mariner were terminated, affecting 26 nursing facilities. The Company transferred five of these properties to Mariner to be operated by Mariner for its own account. Four of the properties had been sublet by Mariner to an unaffiliated third party. These subtenants will continue to occupy and operate these properties under their respective subleases. Subject to receipt of necessary healthcare licenses, the remaining 17 properties will be operated for the account of the Company. In addition, the Company retained for its own account $15 million of cash, 1,000,000 shares of common shares of beneficial interest, $0.01 par value, of HRPT Properties Trust and 100,000 common shares of beneficial interest, $0.01 par value, of the Company, which had previously been pledged to the Company to secure Mariner's lease obligations and related guarantees.

         The IHS settlement transaction affected 27 nursing facilities owned by the Company and originally leased to, or for the account of, IHS, and 12 nursing facilities originally owned by IHS and mortgaged to the Company. The leases for 22 of the nursing facilities leased to, or for the account of, IHS were terminated. IHS relinquished its right to operate four nursing facilities located in Massachusetts that it had operated under leases from the Company. HEALTHSOUTH Corporation has guaranteed the obligations under these leases. One of the leased facilities, located in Canonsburg, Pennsylvania, will continue to be leased by IHS from the Company pursuant to an amended lease agreement between IHS and the Company. IHS conveyed to the Company title to 11 of the 12 nursing facilities that it had mortgaged to the Company. The Company released its mortgage on the remaining mortgaged facility, located in Slidell, Louisiana. Subject to receipt of necessary healthcare licenses, the 22 nursing facilities previously leased to, or for the account of IHS and the 11 nursing facilities previously subject to mortgages with the Company will be operated for the account of the Company. In addition, IHS conveyed title to six skilled nursing facilities located in Nebraska, a skilled nursing facility and an intermediate care facility located in Iowa and property located in Aurora, Nebraska to the Company. IHS also conveyed to the Company title to a skilled nursing facility located in North Andover, Massachusetts, together with IHS' interest as landlord of the North Andover property under a lease with a subsidiary of HEALTHSOUTH Corporation, as tenant. IHS also paid the Company a total of approximately $3 million for its use and occupancy of the Company leased and mortgaged properties and other claims arising from February 2, 2000, the date of the IHS bankruptcy filing until June 30, 2000.

         The Company released Mariner and IHS from their obligations under all existing leases, management agreements and mortgage documents, including unpaid rent and interest, the principal amounts of the mortgage loans secured by the mortgaged properties and liquidated damages payable under the leases. In addition, the Company released Mariner and IHS from all claims by the Company and Mariner and IHS in turn released the Company from all claims by them, to the extent such claims arose out of an event or condition that occurred or was in existence prior to the closing of the settlement transactions.

         The Company assumed operating responsibility for 17 Mariner facilities and 41 IHS facilities effective July 1, 2000, pending final regulatory approvals, which are required in the healthcare industry. The Company entered into management arrangements with Five Star Quality Care, Inc. ("Five Star"), an affiliate of the Company, pursuant to which Five Star will manage the properties for the Company following relicensing. Mariner and IHS agreed with the Company and Five Star to perform management/transition services for a period of up to five months with respect to the nursing facilities formerly operated by them, at no additional cost to the Company. At September 30, 2000, all approvals had not yet been received. Since such approvals were not received, the Company reported the net income from these facilities as Other Real Estate Income in the Consolidated Statement of Income for the three months ended September 30, 2000. The capital invested in these operations by the Company has been included on the Company's balance sheet as Net Investment in Facilities Operations at September 30, 2000.

         As reported in its Current Report on Form 8-K dated November 15, 2000, on October 31, 2000, the Company completed the sale of four independent living properties for $123 million cash consideration to a designee of Brookdale Living Communities, Inc. ("Brookdale"), the parent of the lessees of these properties, in a negotiated arms-length transaction. The four properties contain 829 independent living units and are located in Chicago, Illinois, Rochester, New York, East Mesa, Arizona and Spokane, Washington.

         Through January 1, 2001, the Company obtained licensure for 51 of the 58 facilities. Effective that date, the Company will consolidate the operations of the facilities. The following unaudited pro forma condensed consolidated balance sheet at September 30, 2000 of the Company is intended to present the financial position of the Company as if (i) the healthcare and regulatory licenses permitting the Company to operate the facilities had been obtained and the acquisition of the 58 nursing homes had been completed and (ii) the sale of the four properties to Brookdale and the related application of the proceeds had been completed as of September 30, 2000. The pro forma condensed consolidated income statements assume the Company had obtained required healthcare license approvals and completed the acquisition of the 58 nursing facilities and the sale of the four independent living facilities had occurred at the beginning of the periods presented.

         These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual consolidated financial position or results of operations of the Company would have been as of the date or for the periods indicated, nor do they represent expected consolidated financial position or results of operations for any future period. Differences would result from, among other considerations, future changes in the Company's investments, changes in revenue received, changes in interest rates, changes in operating income and expense or changes in the capital structure, as well as other factors discussed in the Annual Report and the Quarterly Report described below. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the audited consolidated financial statements for the year ended December 31, 1999, included or incorporated by reference in the Company's Annual Report on Form 10-K for such year and the unaudited consolidated financial statements for the periods ended September 20, 2000, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.


                                Senior Housing Properties Trust
                    Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                       September 30, 2000
                        (dollars in thousands, except per share amounts)

                                                     Company
                                                    Historical     Adjustments      Pro Forma
                                                    ----------     -----------      ---------
ASSETS

Current assets
Cash and equivalents                                $   7,028     $ 13,042( b)     $  20,070

Patient receivables, net                                            28,113 (b)        28,113
                                                    ----------------------------------------
Total current assets                                    7,028       41,155            48,183

Real estate properties, net                           585,762      (93,179) (a)
                                                                     7,536  (b)      500,119
Net investment in facilities' operations               23,902      (23,902) (b)           --
Other assets                                           15,896       (2,534) (a)
                                                                         4  (b)       13,366
                                                    ----------------------------------------
Total assets                                        $ 632,588     $(70,920)        $ 561,668
                                                    ========================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses               $  24,126    $  24,793  (b)    $  48,919
Total current liabilities                              24,126       24,793            48,919

Bank notes payable                                    201,000     (123,000) (a)       78,000
Deferred rents and other deferred revenues              9,040         (148) (a)        8,892
Security deposits                                         235                            235
                                                    ----------------------------------------
Total liabilities                                     234,401      (98,355)          136,046

Shareholders' equity                                  398,187       27,435  (a)      425,622
                                                    ----------------------------------------
Total liabilities and shareholders' equity          $ 632,588    $ (70,920)        $ 561,668
                                                    ========================================


See accompanying notes.


                                       Senior Housing Properties Trust
                        Unaudited Pro Forma Condensed Consolidated Statement of Income
                                   For nine months ended September 30, 2000
                               (dollars in thousands, except per share amounts)

                                                      Mariner         IHS
                                         Company      Facility       Facility
                                       Historical    Historical     Historical      Adjustments     Pro Forma
                                       ----------    ----------     ----------      -----------     ---------

REVENUES
Rental income                           $  49,880         $ --            $ --    $ (8,316) (c)     $ 31,708
                                                                                    (7,640) (f)           --
                                                                                    (3,000) (g)
                                                                                       784  (m)
Net patient revenues                                    64,573          98,975                       163,548
Interest and other income                   2,557          447                         600  (i)        3,604
                                                                                    (1,228) (l)
                                    ------------------------------------------------------------------------
Total revenues                             52,437       65,020          98,975     (18,800)          197,632
                                    ------------------------------------------------------------------------

EXPENSES
Depreciation                               15,379        1,056             878      (1,745) (e)       15,529
                                                                                      (153) (h)
                                                                                       114  (n)
Patient operating expenses                              55,673          94,309        (777) (k)      149,205
Rent                                                     4,511           6,915      (4,511) (f)        1,153
                                                                                    (5,762) (g)
General and administrative                  5,261        6,552                        (382) (e)       11,375
                                                                                       (81) (h)
                                                                                        25  (n)
Interest, net                              12,595           88           2,053      (7,727) (d)        4,868
                                                                                       (88) (f)
                                                                                    (2,053) (g)
Loss on settlement                                                      16,670     (16,670) (o)           --
                                    ------------------------------------------------------------------------
Total expenses                             33,235       67,880         120,825     (39,810)          182,130

                                    ------------------------------------------------------------------------
Income (loss) before income taxes        $ 19,202     $ (2,860)       $(21,850)    $ 21,010         $ 15,502
                                    ------------------------------------------------------------------------


Weighted Average Shares
     Outstanding (in 000's)                25,979                                    (100) (j)       25,879

Earnings per Share                         $ 0.74                                                    $ 0.60
                                           ======                                                    ======

See accompanying notes.


                                     Senior Housing Properties Trust
                      Unaudited Pro Forma Condensed Consolidated Statement of Income
                                   For the Year ended December 31, 1999
                             (dollars in thousands, except per share amounts)


                                                     Mariner IHS
                                         Company      Facility     Facility
                                        Historical    Historical   Historical    Adjustments     Pro Forma
                                        ----------    ----------   ----------    -----------     ---------

REVENUES
Rental income                            $ 84,881         $ --           --    $ (11,174) (c)    $  53,333
                                                                                 (13,594) (f)
                                                                                  (8,347) (g)
                                                                                   1,567  (m)
Net patient revenues                                    86,643      130,333         (119) (f)      216,976
Interest and other income                   5,909          302                    (4,074) (g)        3,478
                                                                                   1,460  (i)
                                        ------------------------------------------------------------------
Total revenues                             90,790       86,945      130,333      (35,281)          273,787
                                        ------------------------------------------------------------------

EXPENSES
Depreciation                               22,247        2,027        4,265       (2,326) (e)       26,135
                                                                                    (305) (h)
                                                                                     227  (n)
Patient operating expenses                              73,686      128,833       (1,408) (k)      201,111
Rent                                                     9,314       13,191       (9,314) (f)           --
                                                                                 (11,343) (g)
General and administrative                  4,941        9,223                      (509) (e)       13,543
                                                                                    (162) (h)
                                                                                      50  (n)
Interest, net                              18,768          176        3,899       (8,837) (d)       11,890
Loan loss reserve                          14,500                                   (119) (f)       14,500
Non-recurring charges                      15,500       36,322      120,007       (1,997) (g)      171,829
                                        ------------------------------------------------------------------
Total expenses                             75,956      130,748      270,195      (36,043)          440,856

                                        ------------------------------------------------------------------
Income (loss) before income taxes        $ 14,834   $  (43,803)  $ (139,862)     $ 1,762       $ (167,069)
                                        ------------------------------------------------------------------


Weighted Average Shares
     Outstanding (in 000's)                26,000                                   (100) (k)       25,900

Earnings per Share                         $ 0.57                                                  $ (6.45)
                                           ======                                                  =======

See accompanying notes.

                Condensed Consolidated Balance Sheet Adjustments


(a) Represents the sale of four properties to Brookdale for $123,000 of cash and the application of cash to Senior Housing`s bank credit facility. The net gain on the sale of the properties is adjusted for the write-off of defered rent receivable resulting from accounting for rent on a straight-line basis under generally accepted accounting principles and is calculated as follows:

           Sales proceeds                                         $123,000
           Net book value of assets sold                          (93,179)
           Write-off of deferred rent receivable, net              (2,386)
                                                                  --------
           Net gain on sale of properties                         $ 27,435
                                                                  ========


(b) Represents the consolidation of the Mariner and IHS facilities that were accounted for by the Company previously as Net Iinvestment in facilities' Operations using the equity method of accounting.

             Condensed Consolidated Statement of Income Adjustments

(c) Represents the removal of rental income recognized from four properties sold to Brookdale of $8,316 and $11,174 during the nine months ended September 30, 2000 and year ended December 31, 1999, respectively.

(d) Represents the application of $123,000 proceeds to Senior Housing's bank line of credit and the interest saved based on Senior Housing's average borrowing costs for the period. In connection with repayment of the line of credit and removal of these assets from the collateral base, the maximum borrowing capacity of the line of credit was adjusted from $350,000 to $270,000. The saved commitment fees are included in the interest saved.

(e) Represents the reduction of depreciation expense and advisory fees recorded for the nine months ended September 30, 2000 and year ended December 31, 1999, respectively, related to the four properties sold to Brookdale.

                                                 2000          1999
                                                 ----          ----
              Depreciation                      $ 1,745      $ 2,326
                                                =======      =======
              General and Administrative        $   382      $   509
                                                =======      =======

(f) Represents the reduction of rental income from five properties transferred to Mariner and the elimination of rental income from 17 facilities to be operated for the account of the Company for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

                                                          2000         1999
                                                          ----         ----
          Senior Housing rental income reduction
            Transferred to Mariner                       $1,367      $ 2,680
            Returned to Company                           6,273       10,914
                                                         ------      -------
                                                         $7,640      $13,594
          Senior Housing interest income reduction       $   88      $   119
          Mariner rent expense reduction                 $4,511      $ 9,314
          Mariner interest expense elimination           $   88      $   119
                                                         ======      =======

(g) Represents the reduction of $3,000 paid by IHS for use and occupancy of the Company leased and mortgaged properties for the nine months ended September 30, 2000 and (i) the reduction of interest income from the Slidell, LA facility transferred to IHS, (ii) the reduction of rental income from amended lease agreement which reduced annual rent from approximately $1,951 to $1,200 at the Canonsburg, PA facility,
          (iii) the elimination of rental income from 22 facilities to be operated for the account of the Company and (iv) the elimination of interest income from 11 facilities to be operated for the account of the Company for the year ended December 31, 1999.

                                                         2000          1999
                                                         ----          ----
            Senior Housing rental income
              Canonsburg lease amendment               $            $   751
              Returned to Company                        3,000        7,596
                                                       -------      -------
                    Total                              $  3000      $ 8,347
                                                       =======      =======


            Senior Housing interest income
              Slidell mortgage transferred                          $ 2,077
              Mortgages returned to
               Company                                                1,997
                                                                    -------

                    Total                                          $  4,074
                                                                    =======

            IHS rent expense                            $5,762     $  11,343
            IHS interest expense                        $2,053         1,997
                                                                    --------

(h) Represents reduction of depreciation and advisory fees related to 5 facilities transferred to Mariner and advisory fees related to the Slidell mortgage transferred to IHS for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

                                                         2000          1999
                                                         ----          ----
                    Depreciation
                      Transferred to Mariner             $ 153        $ 305
                                                         =====        =====

                    General and Administrative
                      Transferred to Mariner             $  34         $ 68
                      Transferred to IHS                    47           94
                                                         -----         ----
                                                         $  81         $162
                                                         =====         ====


(i) Represents dividend income of $600 ($.60 per share) and $1,460 ($1.46 per share) for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, on one million common shares of beneficial interest of HRPT Properties Trust conveyed to the Company by Mariner.

(j) Represents 100,000 common shares of beneficial interest of the Company's stock conveyed by Mariner and retired by the Company.

(k) Represents the elimination of Mariner and IHS management fees and corporate allocations offset by Five Star management fee for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

                                                         2000         1999
                                                         ----         ----
          Mariner management fee                      $ (3,015)    $ (4,437)
          IHS management fee                            (5,939)      (7,820)
          Five Star management fee                       8,177       10,849
                                                      ========     ========
               Total                                  $   (777)    $ (1,408)
                                                      ========     ========

(l) Represents elimination of income from facilities' operations of $1,228 earned by the Company for the period July 1, 2000 through September 30, 2000. The income from facilities operations has been included in the historical statement of income for the Mariner facilities and for the Integrated facilities for the nine months ended September 30, 2000.

(m) Represents rent for the North Andover, MA facility of $784 and $1,567 for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, which was conveyed to the Company by IHS.

(n) Represents depreciation expense and advisory fees for the nine months ended September 30, 2000 and the year ended December 31, 1999 related to the North Andover, MA facility and seven facilities located in Nebraska and Iowa which were conveyed to the Company by IHS.


                                                          2000        1999
                                                          ----        ----

           Depreciation                                  $ 114        $ 227
                                                         =====        =====
           General and Administrative                     $ 25         $ 50
                                                         =====         ====